                                                                   EXHIBIT 99.1
PROSPECTUS SUPPLEMENT
(To Prospectus dated     )
                             $      (APPROXIMATE)
                                     LOGO
                         MANUFACTURED HOUSING CONTRACT
                 SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES,
                                 SERIES 1998-
$            (APPROXIMATE)        %    $            (APPROXIMATE)     % CLASS
CLASS A-1                              A-7
$            (APPROXIMATE)        %    $            (APPROXIMATE)     % CLASS
CLASS A-2                              A-8
$            (APPROXIMATE)        %    $            (APPROXIMATE)     % CLASS
CLASS A-3                              M-1
$            (APPROXIMATE)        %    $            (APPROXIMATE)     % CLASS
CLASS A-4                              M-2
$            (APPROXIMATE)        %    $            (APPROXIMATE)     % CLASS
CLASS A-5                              B-1
$            (APPROXIMATE)        %
CLASS A-6

   (PRINCIPAL AND INTEREST PAYABLE ON THE 1ST DAY OF EACH MONTH BEGINNING IN
                                        1998)
                               -----------------
  The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1998- (the "Certificates") will represent interests in a trust (the "Trust") consisting of a pool (the "Contract Pool") of manufactured housing installment sale contracts and installment loan agreements (collectively, the "Contracts") and certain related property conveyed by Green Tree Financial Corporation (in such capacity referred to herein as "Green
Tree" or the "Company"). The Company will also act as servicer of the
Contracts (in such capacity referred to herein as the "Servicer"). The Contracts were originated or purchased by the Company in the ordinary course of its business. The term "Approximate," with respect to the aggregate principal amount of the Certificates, means subject to a permitted variance of plus or minus 5%. Terms used and not otherwise defined herein shall have the
respective meanings ascribed to such terms in the Prospectus dated    , 1998,
attached hereto (the "Prospectus").
                                                       (Continued on next page)
                               -----------------

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-24 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE ACCOMPANYING PROSPECTUS.

                               -----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE    COMMISSION     OR    ANY    STATE     SECURITIES    COMMISSION
   NOR  HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE  SECURITIES
     COMMISSION PASSED UPON  THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS
      SUPPLEMENT OR  THE PROSPECTUS. ANY REPRESENTATION TO  THE CONTRARY
       IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        Underwriting Proceeds to
                                     Price to Public(1)   Discount   Company(2)
--------------------------------------------------------------------------------
Per Class A-1 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class A-2 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class A-3 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class A-4 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class A-5 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class A-6 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class A-7 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class A-8 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class M-1 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class M-2 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Per Class B-1 Certificate..........          %               %            %
--------------------------------------------------------------------------------
Total..............................         $               $            $
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Plus accrued interest, if any, at the applicable rate from     , 1998.
(2) Before deducting expenses, estimated to be $515,000.

                               -----------------

  The Offered Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same
Day Funds Settlement system of The Depository Trust Company on or about     ,
1998 (the "Closing Date").

                               -----------------
                                [UNDERWRITERS]
                               -----------------
    , 1998

(Continued from previous page)

  The Certificates will consist of eight classes of Senior Certificates (the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8 Certificates (collectively, the "Class A Certificates")) and seven classes of Subordinated Certificates (the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3I Certificates, the Subsidiary Class C Subsidiary Certificates and the Class C Master Certificates) (the Class B-1 Certificates and the Class B-2 Certificates are collectively referred to herein as the "Class B Certificates" and the Class C Subsidiary Certificates and the Class C Master Certificates are collectively referenced to herein as the "Class C Certificates"). Only the Class A Certificates, Class M-1 Certificates, the Class M-2 Certificates and Class B-1 Certificates are being offered hereby (together, the "Offered Certificates"). The Class B-2 Certificates may be offered from time to time to the public pursuant to a separate supplement, directly or through dealers, in negotiated transactions or otherwise and at varying prices to be determined at the time of sale. The Class A Certificates will evidence in the aggregate an
initial     % (approximate) undivided interest in the Trust. The Class M-1
Certificates will evidence an initial 7.0% (approximate) undivided interest in
the Trust, the Class M-2 Certificates will evidence an initial    %
(approximate) undivided interest in the Trust, the Class B-1 Certificates will
evidence an initial    % (approximate) undivided interest in the Trust, the
Class B-2 Certificates will evidence an initial    % (approximate) undivided
interest in the Trust, the Class B-3I Certificates will evidence the right to receive certain excess interest distributions, and the Class C Certificates will evidence the residual interest in the Trust. The Trust will be created in
    1998, pursuant to a Pooling and Servicing Agreement between the Company, as Seller and Servicer of the Contracts, and [Trustee], as trustee (the "Trustee").

  This Prospectus Supplement contains information regarding Contracts
originated through    , 1998, which will represent approximately      % of the
Contract Pool (the "Initial Contracts"). The Pooling and Servicing Agreement provides that additional Contracts will be purchased by the Trust on the Closing Date (the "Additional Contracts") and that Contracts representing no more than 25% of the aggregate Contract Pool will be purchased by the Trust no
later than      , 1998 (the "Subsequent Contracts"). The Pooling and Servicing
Agreement provides for a pre-funding account (the "Pre-Funding Account") to provide the Trust with sufficient funds to purchase the Subsequent Contracts. The Trust Property will include, among other things, all rights to receive
payments due on and after    , 1998 (or the date of origination, if later) for
each Contract other than the Subsequent Contracts, and for each Subsequent Contract, the date on which such Contract is purchased by the Trust (the "Cut-off Date"); security interests in the manufactured homes securing the Contracts; all rights under certain hazard insurance policies with respect to the manufactured homes; and rights to amounts in the Certificate Account and the Pre-Funding Account.

  Principal and interest are payable on the 1st day of each month (or, if the 1st day is not a business day, the next business day thereafter) (a
"Remittance Date") beginning in      1998. On each Remittance Date, holders of
Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates will be entitled to receive, from and to the extent of funds available in the Certificate Account, distributions of interest and principal calculated as set forth herein. The rights of the holders of the Class B-2 Certificates, Class B-3I Certificates and Class C Certificates to receive distributions with respect to the Contracts will be subordinated to such rights of the holders of the Offered Certificates; the rights of the holders of the Class B-1 Certificates to receive distributions with respect to the Contracts will be subordinated to such rights of the holders of the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates; the rights of the holders of the Class M-2 Certificates will be subordinated to such rights of the Class A Certificates and Class M-1 Certificates, and the rights of the holders of the Class M-1 Certificates will be subordinated to such rights of the holders of the Class A Certificates, all as described herein.

  The Class B-2 Certificateholders will have the benefit of a limited guarantee (the "Limited Guarantee") of the Company to protect against losses that would otherwise be absorbed by the Class B-2 Certificateholders. To the extent that available funds in the Certificate Account are insufficient to distribute to the holders of the Class B-2 Certificates the Class B-2 Formula Distribution Amount (as described herein), the Company will be obligated to pay the Guarantee Payment (as defined herein). See "Description of the Certificates--Limited Guarantee of the Company" herein.

  Elections will be made to treat the Trust as two separate real estate mortgage investment conduits (the "Master REMIC" and "Subsidiary REMIC") for federal income tax purposes. As described more fully herein, the Offered Certificates and the Class B-3I Certificates will constitute "regular interests" in the Master REMIC, the Class C Subsidiary Certificates will constitute "residual interests" in the Subsidiary REMIC and the Class C Master Certificates will constitute "residual interests" in the Master REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.

  The obligations of the Servicer with respect to the Certificates are limited to its contractual servicing obligations. The Company, as Seller of the Contracts, however, will make certain representations and warranties relating to the Contracts. In the event of an uncured breach of any representation or warranty that materially adversely affects the Trust's interest in a Contract, the Company will be obligated to repurchase such Contract or substitute another contract therefor.

  The interests of the owners of the Offered Certificates (the "Certificate Owners") will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See "Description of the Certificates--Registration of the Offered Certificates" herein.

  [List of Underwriters] (the "Underwriters") intend to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue.

  The Offered Certificates will not be insured or guaranteed by any governmental agency or instrumentality, the Underwriters or any of their affiliates or the Company, and will be payable only from amounts held in the Trust. See "Risk Factors" herein and in the Prospectus.

  Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Certificates offered hereby. Such transactions may include stabilizing and the purchase of Offered Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.

  This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus. To the extent that any statements in this Prospectus Supplement conflict with statements contained in the Prospectus, the statements in this Prospectus Supplement control.

  FOR 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR HIS OR HER REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE COMPANY OR THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS SUPPLEMENT AND A PROSPECTUS OR A PROSPECTUS SUPPLEMENT AND A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

                                ---------------

                  SUMMARY OF TERMS OF THE OFFERED CERTIFICATES

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned them elsewhere in this Prospectus Supplement and in the Prospectus.

Securities Offered...........  The Class A-1 Certificates, Class A-2
                                Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and Class A-8 Certificates (collectively, the "Class A Certificates"), the Class M-1 Certificates (the "Class M-1 Certificates"), the Class M-2 Certificates (the "Class M-2 Certificates"), and the Class B-1 Certificates (the "Class B-1 Certificates") of the Manufactured Housing Contract Senior/Subordinate Pass-Through
                                Certificates, Series 1998-  (the
                                "Certificates"). The Class A, Class M-1, Class M-2 and Class B-1 Certificates are collectively referred to herein as the "Offered Certificates." The Certificates also include the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates, which are not being offered hereby. The Class B-2 Certificates may be offered from time to time to the public pursuant to a separate prospectus supplement, directly or through dealers, in negotiated transactions or otherwise and at varying prices to be determined at the time of sale.

Seller.......................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as "Green Tree" or the "Company").

Servicer.....................  Green Tree Financial Corporation (in such capac-
                                ity referred to herein as the "Servicer").

Trustee......................  [Trustee] (referred to herein as the "Trustee").

Cut-off Date Pool Principal    $      (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A Principal     $      (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-1 Principal   $      (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-2 Principal   $      (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-3 Principal   $      (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-4 Principal   $      (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-5 Principal   $      (Approximate. Subject to a permitted
 Balance.....................   variance of plus or minus 5%).

Original Class A-6 Principal   $     (Approximate. Subject to a permitted vari-
 Balance.....................   ance of plus or minus 5%).

Original Class A-7 Principal   $     (Approximate. Subject to a permitted vari-
 Balance.....................   ance of plus or minus 5%).

Original Class A-8 Principal   $     (Approximate. Subject to a permitted vari-
 Balance.....................   ance of plus or minus 5%).

Original Class M-1 Principal   $     (Approximate. Subject to a permitted vari-
 Balance.....................   ance of plus or minus 5%).

Original Class M-2 Principal   $     (Approximate, subject to a permitted vari-
 Balance.....................   ance of plus or minus 5%).

Original Class B Principal     $     (Approximate. Subject to a permitted vari-
 Balance.....................   ance of plus or minus 5%).

Original Class B-1 Principal   $     (Approximate. Subject to a permitted vari-
 Balance.....................   ance of plus or minus 5%).

Original Class B-2 Principal   $     (Approximate. Subject to a permitted vari-
 Balance.....................   ance of plus or minus 5%).

Class A-1 Remittance Rate....        % per annum, [computed on the basis of the
                                actual number of days elapsed from and includ-ing the most recent Remittance Date to but ex-cluding the current Remittance Date and a 360-day year.]

Class A-2 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-3 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-4 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-5 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-6 Remittance Rate....      % per annum, computed on the basis of a 360-
                                day year of twelve 30-day months.

Class A-7 Remittance Rate....      % per annum, [subject to a maximum rate
                                equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.]

Class A-8 Remittance Rate....      % per annum, [subject to a maximum rate
                                equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.]

Class M-1 Remittance Rate....      % per annum, [subject to a maximum rate
                                equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.]

Class M-2 Remittance Rate....      % per annum, [subject to a maximum rate
                                equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.]

Class B-1 Remittance Rate....      % per annum, [subject to a maximum rate
                                equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.]

Class B-2 Remittance Rate....      % per annum, [subject to a maximum rate
                                equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months.]

Remittance Date..............  The 1st day of each month (or if such 1st day is not a business day, the next succeeding
                                business day), commencing on     , 1998.

Record Date..................  The business day immediately preceding the re-
                                lated Remittance Date.

Cut-off Date.................     , 1998 (or the date of origination of the
                                Contract, if later) for each Contract other than the Subsequent Contracts, and for each Subsequent Contract, the date on which the Sub-sequent Contract is purchased by the Trust.

Agreement....................  The Pooling and Servicing Agreement, dated as of
                                   , 1998 (the "Agreement"), between the Compa-
                                ny, as Seller and Servicer, and the Trustee.

Description of                 The Class A Certificates are Senior Certificates
 Certificates................   and the Class M-1 Certificates, Class M-2 Cer-
                                tificates, Class B-1 Certificates, Class B-2
                                Certificates, Class B-3I Certificates and Class
                                C Certificates are Subordinated Certificates, all as described herein. The Class B-2 Certifi-cates, Class B-3I Certificates and Class C Cer-tificates are not being offered hereby. The un-divided percentage interest of any Class A Cer-tificate, Class M-1 Certificate, Class M-2 Cer-tificate or Class B Certificate in the distri-butions to the holder of such Certificate (the
                                "Percentage Interest") will be equal to the percentage obtained from dividing the denomina-tion specified on such Certificate by the Orig-inal Class A-1 Principal Balance, the Original
                                Class A-2 Principal Balance, the Original Class
                                A-3 Principal Balance, the Original Class A-4
                                Principal Balance, the Original Class A-5 Prin-cipal Balance, the Original Class A-6 Principal
                                Balance, the Original Class A-7 Principal Bal-ance, the Original Class A-8 Principal Balance, the Original Class M-1 Principal Balance, the
                                Original Class M-2 Principal Balance, the Orig-inal Class B-1 Principal Balance or the Origi-nal Class B-2 Principal Balance, as appropri-ate. The Offered Certificates will be offered in registered form, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                               The Class A-1 Certificates will have a final ma-
                                turity of     , 1999.

Distributions................  Certificateholders will be entitled to receive on each Remittance Date commencing in
                                1998, to the extent that the Amount Available in the Certificate Account (together with, in the case of the Class B-2 Certificates, the Guarantee Payment, as described below) is suf-ficient therefor, distributions allocable to interest and principal, as described herein. Distributions will be made on each Remittance Date to holders of record of the Certificates on the related Record Date, except that the fi-nal distribution in respect of the Certificates will be made only upon presentation and surren-der of the Certificates at the office or agency appointed by the Trustee for that purpose in St. Paul, Minnesota. The Amount Available on each Remittance Date generally includes (i) payments on the Contracts due and received dur-ing the related Due Period (as defined below),
                                (ii) prepayments and other unscheduled collec-tions received during the related Due Period, and (iii) all collections of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and in-cluding the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance
                                Date), minus (iv) with respect to all Remit-tance Dates other than the Remittance Date in September 1998, all collections in respect of principal on the Contracts received during the related Due Period up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the prior month).

                               The "Due Period" with respect to any Remittance
                                Date is the period from and including the 15th day of the second month preceding such Remit-tance Date, to and including the 14th day of the month immediately preceding such Remittance Date. With respect to the Remittance Date in
                                     1998, the Due Period shall be the period
                                from and including    , 1998 to and including
                                    , 1998.

                               The Amount Available in the Certificate Account
                                with respect to any Distribution Date will be applied first to the distribution of interest on the Certificates, and then to the distribu-tion of principal on the Certificates, in the manner and order of priority described below.

A.Interest on the Class A,
     Class M-1, Class M-2
     and Class B-1
     Certificates............
                               Interest will be distributable first to each
                                Class of Class A Certificates concurrently,
                                then to the Class M-1 Certificates, then to the Class M-2 Certificates and then to the Class B-1 Certificates. Interest on the outstanding Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Bal-ance, as applicable,
                                will accrue from     , 1998, or from the most
                                recent Remittance Date on which interest has been paid, to but excluding the following Re-mittance Date. The "Principal Balance" of a Class of Class A Certificates as of any Remit-tance Date is the Original Principal Balance of such Class less all amounts previously distrib-uted on account of principal of such Class. The "Class A Principal Balance" as of any Remit-tance Date is the sum of the Class A-1 Princi-pal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Bal-ance, the Class A-6 Principal Balance, the Class A-7 Principal Balance and the Class A-8 Principal Balance. The "Class M-1 Principal Balance" as of any Remittance Date is the Orig-inal Class M-1 Principal Balance less all amounts previously distributed on account of principal of the Class M-1 Certificates. The "Class M-1 Adjusted Principal Balance" as of any Remittance Date is the Class M-1 Principal Balance less any Class M-1 Liquidation Loss Amount (described under "Losses on Liquidated Contracts"). The "Class M-2 Principal Balance" as of any Remittance Date is the Original Class M-2 Principal Balance less all amounts previ-ously distributed on account of principal of the Class M-2 Certificates. The "Class M-2 Ad-justed Principal Balance" as of any Remittance Date is the Class M-2 Principal Balance less any Class M-2 Liquidation Loss Amount (de-scribed under "Losses on Liquidated Con-tracts"). The "Class B-1 Principal Balance" as of any Remittance Date is the Original Class B-1 Principal Balance less all amounts previously distributed on account of principal of the Class B-1 Certificates. The "Class B-1 Adjusted Principal Balance" as of any Remittance Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Amount (described under "Losses on Liquidated Contracts").

                               In the event that, on a particular Remittance
                                Date, the Amount Available in the Certificate Account, after payment of interest on each Class of Certificates that is senior to such Class of Certificates, is not sufficient to make a full distribution of interest to the holders of such Class of Certificates (the Class A Certificates being treated as a single Class for this purpose), the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the applicable Remittance Rate, to the extent legally permissible. See "Description of the Certificates."
B.Principal on the Class A,
     Class M-1, Class M-2
     and Class B-1
     Certificates............
                               The Class A, Class M-1, Class M-2 and Class B-1
                                Certificates will be entitled to receive on
                                each Remittance Date as distributions of prin-cipal, in the order of priority set forth below and to the extent of the Amount Available in the Certifi-cate Account after payment of all interest then accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Ad-justed Principal Balance and Class B-1 Adjusted Principal Balance, an amount equal to the Class A Percentage, the Class M-1 Percentage, the Class M-2 Percentage or the Class B Percentage, as applicable, of the sum (such sum being here-inafter referred to as the "Formula Principal Distribution Amount") of (i) all scheduled pay-ments of principal due on each outstanding Con-tract during the related Due Period (after ad-justments for previous Partial Principal Pre-payments and after any adjustments to a Con-tract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related Obligor), (ii) the Scheduled Prin-cipal Balance (as defined below) of each Con-tract which, during the related Due Period, was purchased by the Company pursuant to the Agree-ment on account of certain breaches of its rep-resentations and warranties, (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period, (iv) the Scheduled Principal Bal-ance (as defined below) of each Contract that became a Liquidated Contract (as defined below) during the related Due Period, plus the amount of any reduction in the outstanding principal balance of a Contract during the related Due Period ordered as the result of a bankruptcy or similar proceeding involving the related Obli-gor, (v) without duplication of the foregoing, all collections in respect of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and in-cluding the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance
                                Date), minus (vi) with respect to all Remit-
                                tance Dates other than the Remittance Date in
                                     1998, the amount included in the Formula
                                Principal Distribution Amount for the preceding Remittance Date by virtue of clause (v) of the definition of Formula Principal Distribution Amount, plus, (vii) with respect to the Remit-
                                tance Date in      1999, the amount, if any, by
                                which the Class A-1 Principal Balance as of
                                such Remittance Date exceeds the sum on such
                                Remittance Date of the amounts described in
                                clauses (i) through (vi) above; minus (viii)
                                with respect to the Remittance Date in
                                1999, the amount, if any, distributed in re-
                                spect of principal on the Class A-1 Certifi-
                                cates on the Remittance Date in      1999 pur-
                                suant to clause (vii) above.

                               The Class A Percentage for any Remittance Date
                                will equal a fraction, expressed as a percent-age, the numerator of which is the Class A Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, (ii) if the Class M-1 Distribution Test (as defined below) is satisfied on such Remittance Date, the Class M-1 Principal Balance, otherwise zero, (iii) if the Class M-2 Distribution

                                Test (as defined below) is satisfied on such Remittance Date, the Class M-2 Principal Bal-ance, otherwise zero and (iv) if the Class B Distribution Test (as defined below) is satis-fied on such Remittance Date, the Class B Prin-cipal Balance, otherwise zero, all as of such Remittance Date.

                               The Scheduled Principal Balance of a Contract
                                for any Due Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that Due Period. The Pool Scheduled Principal Balance is the aggregate of the Scheduled Prin-cipal Balances of Contracts outstanding at the end of a Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the manufactured home securing such Contract (the "Manufactured Home") have been received.

                               The Class A Percentage of the Formula Principal
                                Distribution Amount will be distributed, to the extent of the remaining Amount Available after distribution of all interest due on the Class A, Class M-1, Class M-2 and Class B-1 Certifi-cates, as follows: first to the Class A-1 Certificateholders until the Class A-1 Princi-pal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Certificateholders until the Class A-4 Princi-pal Balance has been reduced to zero, then to the Class A-5 Certificateholders until the Class A-5 Principal Balance has been reduced to zero, then to the Class A-6 Certificateholders until the Class A-6 Principal Balance has been reduced to zero, then to the Class A-7 Certificateholders until the Class A-7 Princi-pal Balance has been reduced to zero and then to the Class A-8 Certificateholders until the Class A-8 Principal Balance has been reduced to zero.

                               The Class M-1 Certificateholders will be enti-
                                tled to receive principal on each Remittance
                                Date on which (i) the Class A Principal Balance has been reduced to zero or (ii) the Class M-1 Distribution Test is satisfied. See "Descrip-tion of Certificates--Class M-1 Principal."

                               The Class M-1 Percentage for any Remittance Date
                                will equal (a) zero, if the Class A Principal Balance has not yet been reduced to zero and the Class M-1 Distribution Test is not satis-fied or (b) a fraction, expressed as a percent-age, the numerator of which is the Class M-1 Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, (iii) if the Class M-2 Distribution Test is satisfied on such Re-mittance Date, the Class M-2 Principal Balance, otherwise zero and (iv) if the Class B Distri-bution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remit-tance Date.

                               The Class M-1 Distribution Test will be satis-
                                fied if each of the following tests is satis-fied: (i) the Remittance Date occurs in or af-
                                ter      2002; (ii) the Average Sixty-Day De-
                                linquency Ratio Test (as defined in the Agree-
                                ment) as of such Remittance Date must not ex-ceed 4.0%; (iii) the Average Thirty-Day Delin-quency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 6.0%; (iv) Cumulative Realized Losses (as de-fined in the Agreement) as of such Remittance Date must not exceed a certain specified per-centage of the Cut-off Date Pool Principal Bal-ance, depending on the year in which such Re-mittance Date occurs; (v) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.5%; and
                                (vi) the sum of the Class M-1 Principal Bal-
                                ance, the Class M-2 Principal Balance and the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immedi-ately preceding Remittance Date must be equal
                                to or greater than      %.

                               On each Remittance Date on which the Class M-1
                                Certificateholders are entitled to receive principal, the Class M-1 Percentage of the For-mula Principal Distribution Amount will be dis-tributed to the Class M-1 Certificateholders to the extent of the remaining Amount Available after distribution of all interest due on the Class A, Class M-1, Class M-2 and Class B-1 Certificates and all principal then due on the Class A Certificates, until the Class M-1 Prin-cipal Balance has been reduced to zero.

                               The Class M-2 Certificateholders will be enti-
                                tled to receive principal on each Remittance
                                Date on which (i) the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero or (ii) the Class M-2 Distribu-tion Test is satisfied. See "Description of Certificates--Class M-2 Principal."

                               The Class M-2 Percentage for any Remittance Date
                                will equal (a) zero, if the Class M-1 Principal Balance has not yet been reduced to zero and the Class M-2 Distribution Test is not satis-fied or (b) a fraction, expressed as a percent-age, the numerator of which is the Class M-2 Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, if any, (iii) the Class M-2 Principal Balance, and (iv) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

                               The Class M-2 Distribution Test will be satis-
                                fied if each of the following tests is satis-fied: (i) the Remittance Date occurs in or af-
                                ter      2002; (ii) the Average Sixty-Day De-
                                linquency

                                Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 4.0%;
                                (iii) the Average Thirty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 6.0%; (iv) Cu-mulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date oc-curs; (v) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.5%; and (vi) the sum of the Class M-2 Principal Balance and the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preced-ing Remittance Date must be equal to or greater
                                than      %.

                               On each Remittance Date on which the Class M-2
                                Certificateholders are entitled to receive principal, the Class M-2 Percentage of the For-mula Principal Distribution Amount will be dis-tributed to the Class M-2 Certificateholders to the extent of the remaining Amount Available after distribution of all interest due on the Class A, Class M-1, Class M-2 and Class B-1 Certificates and all principal then due on the Class A Certificates and the Class M-1 Certifi-cates, until the Class M-2 Principal Balance has been reduced to zero.

                               The Class B-1 Certificateholders will be enti-
                                tled to receive principal on each Remittance
                                Date on which (i) the Class A Principal Bal-ance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero or (ii) the Class B Distribution Test is satisfied. See "Description of the Certifi-cates--Class B-1 Principal."

                               The Class B Percentage for any Remittance Date
                                will equal (a) zero, if the Class A Principal Balance, the Class M-1 Principal Balance, and the Class M-2 Principal Balance have not yet been reduced to zero and the Class B Distribu-tion Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, if any, (iii) the Class M-2 Principal Balance, if any, and (iv) the Class B Principal Balance, all as of such Remittance Date.

                               The Class B Distribution Test will be satisfied
                                if each of the following tests is satisfied:
                                (i) the Remittance Date occurs in or after
                                2002; (ii) the Average Sixty-Day Delinquency
                                Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 4.0%;
                                (iii) the Average Thirty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 6.0%; (iv) the Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (v) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.5%; (vi) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date
                                must be equal to or greater than     %; and
                                (vii) the Class B Principal Balance must not be
                                less than $    .

                               On each Remittance Date on which the Class B-1
                                Certificateholders are entitled to receive principal, the Class B Percentage of the For-mula Principal Distribution Amount will be dis-tributed to the Class B-1 Certificateholders to the extent of the remaining Amount Available after distribution of all interest due on the Class A, Class M-1, Class M-2 and Class B-1 Certificates and all principal then due on the Class A Certificates, Class M-1 and Class M-2 Certificates until the Class B-1 Principal Bal-ance has been reduced to zero.

C.Class B-2 Interest.........  Interest on the outstanding Class B-2 Principal
                                Balance will accrue from     , 1998, or from
                                the most recent Remittance Date on which inter-est has been paid, to but excluding the follow-ing Remittance Date.

                               To the extent of (i) the remaining Amount Avail-
                                able, if any, for a Remittance Date after pay-ment of all interest and principal then payable on the Class A, Class M-1, Class M-2 and Class B-1 Certificates, and (ii) the Guarantee Pay-ment, if any, for such date, interest will be paid to the Class B-2 Certificateholders on such Remittance Date at the Class B-2 Remit-tance Rate on the then outstanding Class B-2 Principal Balance. The Class B-2 Principal Bal-ance is the Original Class B-2 Principal Bal-ance less all amounts previously distributed to the Class B-2 Certificateholders (including any Guarantee Payments) on account of principal.

                               In the event that, on a particular Remittance
                                Date, the remaining Amount Available in the Certificate Account plus any amounts actually paid under the Limited Guarantee are not suffi-cient to make a full distribution of interest to the Class B-2 Certificateholders, the amount of the deficiency will be carried forward as an amount that the Class B-2 Certificateholders are entitled to receive on the next Remittance Date. Any amount so carried forward will, to the extent legally permissible, bear interest at the Class B-2 Remittance Rate. See "Descrip-tion of the Certificates--Class B-2 Interest."

D.Class B-2 Principal........  Except for payments of the Class B-2 Liquidation
                                Loss Amount (as described below), the Class B-2 Certificateholders will be entitled to receive principal on each Remittance Date on which
                                (i) the Class B-1 Principal Balance has been reduced to zero (the "Class B-1 Cross-over Date") and (ii) the Class B Distribution Test is satisfied; provided, however, that if the Class A Principal

                                Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance have been reduced to zero, the Class B-2 Certificateholders will neverthe-less be entitled to receive principal. See "De-scription of the Certificates--Class B-2 Prin-cipal."

                               The Class B Percentage for any Remittance Date
                                will equal (a) zero, if the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have not yet been reduced to zero and the Class B Distribu-tion Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, if any, (iii) the Class M-2 Principal Balance, if any, and (iv) the Class B Principal Balance, all as of such Remittance Date.

                               On each Remittance Date on which the Class B-2
                                Certificateholders are entitled to receive principal, the Class B Percentage of the For-mula Principal Distribution Amount will be dis-tributed, to the extent of the remaining Amount Available after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Princi-pal Balance has been reduced to zero. The Com-pany will be obligated under the Limited Guar-antee to pay the amount, if any, by which the Class B Percentage of the Formula Principal Distribution Amount for such Remittance Date exceeds the remaining Amount Available after payment of interest on the Class B-2 Certifi-cates.

                               On each Remittance Date, the Class B-2
                                Certificateholders will be entitled to receive, pursuant to the Limited Guarantee, any Class B-2 Liquidation Loss Amount for such Remittance Date (described under "Losses on Liquidated Contracts").

Subordination of Class M-1,
 Class M-2, Class B, Class
 B-3I and Class C
 Certificates................
                               The rights of the holders of the Class M-1 Cer-
                                tificates, Class M-2 Certificates, Class B Cer-tificates, Class B-3I Certificates and Class C Certificates to receive distributions with re-spect to the Contracts in the Trust will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against losses on Liquidated Contracts.

                               The protection afforded to the holders of the
                                Class A Certificates by means of the subordina-tion of the Class M-1, Class M-2, Class B, Class B-3I and Class C Certificates will be ac-complished by the preferential right of the Class A Certificateholders to receive on any Remittance Date the amount of interest due on the Class A Certificates, including any inter-est due on a prior Remittance Date but not re-ceived, prior to any distribution being made on a Remittance Date in respect of interest on the Class M-1, Class M-2, Class B and Class B-3I Certificates.

                               Thereafter, any remaining Amount Available in
                                the Certificate Account will be applied to the payment of interest due on the Class M-1 Cer-tificates (other than any Class M-1 Liquidation Loss Interest Amount, as described under "Losses on Liquidated Contracts"), then to the Class M-2 Certificates (other than any Class M-2 Liquidation Loss Interest Amount, as de-scribed under "Losses on Liquidated Contracts") and then to the payment of interest due on the Class B-1 Certificates (other than any Class B-1 Liquidation Loss Interest Amount, as de-scribed under "Losses on Liquidated Contracts").

                               After payment of all interest due on the Class
                                A, Class M-1, Class M-2 and Class B-1 Certifi-cates, any remaining Amount Available will be distributed in the following order of priority: first, the Class A Percentage of the Formula Principal Distribution Amount will be distrib-uted to the Class A Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class M-1 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-1 Liquidation Loss In-terest Amount will be distributed to the Class M-1 Certificateholders; then, to the extent the remaining amount available is sufficient there-for, the Class M-2 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-2 Liquidation Loss Interest Amount will be distributed to the Class M-2 Certificateholders, then, to the extent the re-maining Amount Available is sufficient there-for, the Class B Percentage of the Formula Principal Distribution Amount plus any unpaid Class B-1 Liquidation Loss Interest Amount will be distributed to the Class B-1 Certificateholders. After distribution of all interest and principal then payable on the Class A, Class M-1, Class M-2 and Class B-1 Certificates, the Class B-2 Certificateholders will be entitled to distribution of all inter-est and principal then payable on the Class B-2 Certificates. See "Description of the Certifi-cates--Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certifi-cates."

                               The rights of the holders of the Class B-2,
                                Class B-3I and Class C Certificates to receive distributions with respect to the Contracts will be subordinated in the same manner to such rights of the holders of the Class A Certifi-cates, Class M-1 Certificates, Class M-2 Cer-tificates and Class B-1 Certificates. If a Class B-2 Liquidation Loss Amount is realized for any Remittance Date and the Company fails to pay such amount pursuant to its Limited Guarantee, the Class B-2 Certificateholders may incur losses on their investment in the Class B-2 Certificates to the extent such losses are not made up from future payments on the Contracts or the Limited Guarantee.

                               The rights of the holders of the Class B-3I and
                                Class C Certificates to receive distributions with respect to the Contracts on each Remit-tance Date will be subordinated to the rights of the holders of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certifi-cates. See "Description of the Certificates-- Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates."

Guarantee Payments to Class
 B-2 Certificateholders
 under the Limited Guarantee
 of the Company..............
                               In order to mitigate the effect of the subordi-
                                nation of the Class B-2 Certificates and liqui-dation losses and delinquencies on the Con-tracts, the Class B-2 Certificateholders are entitled to receive on each Remittance Date the amount equal to the Guarantee Payment, if any, under the Limited Guarantee of the Company. Prior to the Class B-1 Cross-over Date, or on any Remittance Date on or after the Class B-1 Cross-over Date on which any Class B Distribu-tion Test is not satisfied (unless the Class A Principal Balance, the Class M-1 Principal Bal-ance and the Class M-2 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (a) the Class B-2 Formula Distribution Amount (which will be equal to accrued and unpaid interest on the Class B-2 Certificates for such Remittance Date plus the Class B-2 Liquidation Loss Amount, if any) exceeds (b) the Class B-2 Dis-tribution Amount for such Remittance Date. On each Remittance Date on or after the Class B-1 Cross-over Date on which each Class B Distribu-tion Test is satisfied (or on which the Class A Principal Balance, the Class M-1 Principal Bal-ance and the Class M-2 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (a) the Class B-2 Formula Distribution Amount (which will include both interest and principal and the Class B-2 Liquidation Loss Amount, if any) exceeds (b) the remaining Amount Available for such Remittance Date.

                               The Limited Guarantee will be an unsecured gen-
                                eral obligation of the Company and will not be supported by any letter of credit or other en-hancement arrangement. The ratings assigned to the Class B-2 Certificates may be affected by the ratings of the Company's debt securities. The Company's senior debt securities were re-cently downgraded by Standard & Poor's Rating Services, a division of The McGraw-Hill Compa-nies, Inc. ("S&P"), to "BBB-" and by Fitch IBCA, Inc. ("Fitch") to "BBB", which has been reflected in the ratings assigned to the Class B-2 Certificates. See "Summary of the Terms of the Offered Certificates--

                                Rating" and "Green Tree Financial Corporation-- Recent Developments."

Losses on Liquidated           As described above, the distribution of princi-
 Contracts...................   pal to the Class A, the Class M-1, the Class M-
                                2 and the Class B-1 Certificateholders is in-tended to include the Class A Percentage, the Class M-1 Percentage, the Class M-2 Percentage and the Class B Percentage, respectively, of the Scheduled Principal Balance of each Con-tract that became a Liquidated Contract during the related Due Period. If the Net Liquidation
                                Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed by the Class B-3I
                                Certificateholders and the Class C
                                Certificateholders, then the Monthly Servicing
                                Fee (so long as Green Tree is the Servicer), then the Class B-2 Certificateholders, then the Class B-1 Certificateholders, then the Class M-
                                2 Certificateholders and then the Class M-1
                                Certificateholders, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders.

                               If the Amount Available is not sufficient to
                                cover the entire amount of principal distribut-able to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders on a particular Remittance Date, then the amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders, as applicable, will be in-creased on future Remittance Dates by the amount of such deficiency. To the extent such deficiency is not covered by future collections or is not absorbed by the Class B-3I Certificateholders and the Class C Certificateholders or the Monthly Servicing Fee (so long as Green Tree is the Servicer), the Class B Certificateholders will absorb such de-ficiencies. If the Amount Available is suffi-cient to cover the entire amount of principal distributable to the Class A
                                Certificateholders, the Class M-1
                                Certificateholders and the Class M-2
                                Certificateholders on a particular Remittance Date but is not sufficient to cover the entire amount of principal distributable to the Class B-1 Certificateholders, the amount of the defi-ciency will be carried forward as an amount that the Class B-1 Certificateholders are enti-tled to receive on the next Remittance Date.

                               In the event the Amount Available in the Certif-
                                icate Account for any Remittance Date is insuf-ficient to distribute the full Formula Princi-pal Distribution Amount for such Remittance Date to the Certificateholders, the aggregate outstanding Principal Balance of the Certifi-cates will be greater than the Pool Scheduled Principal Balance for such Remittance Date. In such event, the amount of such deficiency (the "Liquidation Loss Amount") would be allocated first to the Class B-2 Certificates (the "Class B-2 Liquidation Loss Amount"), and Green Tree would be obligated to pay the amount of such Class B-2 Liquidation Loss

                                Amount to the Class B-2 Certificateholders pur-suant to the Limited Guarantee. If on any Re-mittance Date the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance were equal to the Pool Sched-uled Principal Balance, no further Liquidation Loss Amounts could be allocated to the Class B-2 Certificates and any further Liquidation Loss Amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Amount"). If the Class B-1 Adjusted Principal Balance were re-duced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-2 Adjusted Principal Balance (a "Class M-2 Liquidation Loss Amount"). If the Class M-2 Adjusted Principal Balance were re-duced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Amount"). Any such Liquidation Loss Amounts would be reduced on subsequent Remittance Dates to the extent that the Amount Available in the Certificate Account on such Remittance Dates is sufficient to per-mit the distribution of principal due on the Certificates on prior Remittance Dates but not paid. In the event the Adjusted Principal Bal-ance of a Class of Certificates were reduced by a Liquidation Loss Amount, interest accruing on such Class would be calculated on the reduced Adjusted Principal Balance of such Class. The interest accruing on such Class's Liquidation Loss Amount each month (such Class's "Liquida-tion Loss Interest Amount"), plus interest at the applicable Certificate Rate on any Liquida-tion Loss Interest Amount due on a prior Remit-tance Date but not paid, would be paid to the Certificateholders of such Class from the Amount Available after distribution of princi-pal on such Class but prior to any distribution of principal on a subordinate Class. See "De-scription of the Certificates--Losses on Liqui-dated Contracts."

                               But for the effect of the subordination of the
                                Class M-2, Class B, Class B-3I and Class C Cer-tificates and the Monthly Servicing Fee other-wise payable to the Servicer (so long as Green Tree is the Servicer), the Class M-1 Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts. See "Description of the Cer-tificates--Subordination of Class M-1 Certifi-cates, Class M-2 Certificates, Class B Certifi-cates, Class B-3I Certificates and Class C Cer-tificates" and "Yield and Prepayment Considera-tions."

                               But for the effect of the subordination of the
                                Class B, Class B-3I and Class C Certificates and the Monthly Servicing Fee otherwise payable to the Servicer (so long as Green Tree is the

                                Servicer), the Class M-2 Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liqui-dation Proceeds are less than its unpaid prin-cipal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts. See "Description of the Certificates--Subordination of Class M-1 Certificates, Class M-2 Certifi-cates, Class B Certificates, Class B-3I Certif-icates and Class C Certificates" and "Yield and Prepayment Considerations."

                               But for the effect of the subordination of the
                                Class B-2, Class B-3I and Class C Certificates and the Monthly Servicing Fee otherwise payable to the Servicer (so long as Green Tree is the Servicer), the Class B-1 Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liqui-dation Proceeds are less than its unpaid prin-cipal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee and (ii) all delinquent payments on the Con-tracts. See "Description of the Certificates-- Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates" and "Yield and Prepayment Considerations."

                               But for the payments under the Limited Guarantee
                                described above, the subordination of the Class B-3I and Class C Certificates and the Monthly Servicing Fee otherwise payable to the Servicer (so long as Green Tree is the Servicer), the Class B-2 Certificateholders would absorb (i) all losses on each Liquidated Contract in the amount by which its Net Liquidation Proceeds are less than its unpaid principal balance plus accrued and unpaid interest thereon less the related Monthly Servicing Fee and (ii) all de-linquent payments on the Contracts. See "De-scription of the Certificates--Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates" and "Yield and Pre-payment Considerations."

Capitalized Interest           Because payments received with respect to inter-
 Account.....................   est on the Contracts may be insufficient to
                                cover payments of interest on the Certificates
                                on the Remittance Date in       1998, an ac-
                                count (the "Capitalized Interest Account") will
                                be established on the Closing Date with a de-
                                posit of an amount approved by the Rating Agen-
                                cies. If collections on the Contracts are in-
                                sufficient to make a full distribution of in-
                                terest on the Offered Certificates on the Re-
                                mittance Date in       1998, the Trustee will
                                withdraw the amount of any such shortfall from
                                the Capitalized Interest Account and deposit
                                such amount in the Certificate Account. Any
                                funds remaining on deposit in the Capitalized
                                Interest Account after the distribution to
                                Certificateholders in      1998 will be re-
                                leased to a subsidiary of the Company.

Optional Repurchase of the
 Contracts by the Servicer
 or the Company..............
                               At its option either the Servicer or the Company
                                may repurchase from the Trust all remaining
                                Contracts, and thereby effect early retirement of the Offered Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Prin-cipal Balance. See "Description of the Certifi-cates--Repurchase Option."

The Contracts................  Fixed rate manufactured housing installment sale contracts and installment loan agreements (ex-cept for a limited number of step-up rate Con-tracts, as described under "The Contract Pool" herein) including any and all rights to receive payments due thereunder on and after the Cut-off Date and either (i) security interests in the Manufactured Homes purchased with the pro-ceeds of such Contracts or (ii) with respect to certain of the Contracts ("Land-and-Home Con-tracts"), liens on the real estate to which the related Manufactured Homes are deemed perma-nently affixed. The Contracts will be selected by the Company from its portfolio of manufac-tured housing contracts based on the criteria specified in the Agreement. This Prospectus Supplement contains information regarding the Initial Contracts, which will represent approx-
                                imately      % of the Contract Pool. All of the
                                Contracts are conventional contracts, meaning they are not FHA-insured or VA-guaranteed. The Obligors on the Initial Contracts were located in 48 states and the District of Columbia. The fixed contractual rate of interest (the "Con-tract Rate") on the Initial Contracts ranged
                                from     % to      % with a weighted average of
                                approximately     %. The Initial Contracts had
                                a weighted average original term to scheduled
                                maturity of     months, and a weighted average
                                remaining term to scheduled maturity, as of the
                                Cut-off Date, of     months. The expected final
                                scheduled payment date on the Initial Contract
                                with the latest maturity is in      . The
                                Agreement provides that additional contracts
                                will be purchased by the Trust on the Closing Date (the "Additional Contracts") and that Con-tracts representing no more than 25% of the ag-gregate Contract Pool will be purchased by the
                                Trust no later than       , 1998 (the "Subse-
                                quent Contracts"). See "The Contract Pool."

[Pre-Funding Account.........  On the Closing Date, the Company will deposit an amount (as reduced from time to time, the "Pre-Funded Amount") in the Pre-Funding Account to provide the Trust with sufficient funds to pur-chase the Subsequent Contracts. The Pre-Funded Amount will initially equal the difference be-
                                tween $      and the aggregate principal bal-
                                ance as of the Cut-Off Date of the Initial and Additional Contracts. Any income earned on amounts on deposit in the Pre-Funding Account will be taxable to the Company. See "Yield and Prepayment Considerations" and "Description of the Certificates--Conveyance of Subsequent Con-tracts and Pre-Funding Account" herein.]

Mandatory Prepayments on the
 Class A-1 Certificates......
                               The Class A-1 Certificates will be prepaid in
                                part on the first Remittance Date after the Pre-Funding Period (in no event later than
                                    , 1998) in the event that any Pre-Funded
                                Amount remains in the Pre-Funding Account on such Remittance Date. Any amounts remaining which have not been used to purchase Subsequent Contracts will be paid to the Class A-1 Certificateholders. The Company believes that the principal amount of the Subsequent Con-tracts to be purchased by the Trust will re-quire the application of substantially all of the Pre-Funded Amount. It is unlikely, however, that the aggregate principal amount of Subse-quent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1 Certificateholders will receive some prepayment of principal. See "Yield and Prepayment Considerations" herein.

Security Interests and
 Certain Other Aspects of
 the Contracts; Repurchase
 or Substitution
 Obligations.................
                               In connection with the transfer of the Contracts
                                to the Trust, the Company will assign the secu-rity interests in the Manufactured Homes or (with respect to the Land-and-Home Contracts) the liens on the underlying real property, as appropriate, to the Trust. Under the laws of most states, Manufactured Homes that have not been affixed to the real estate constitute per-sonal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commer-cial Code. If the Manufactured Home were relo-cated to another state without reperfection of the security interest, or if the Manufactured Home were to become attached to its site and a determination were made that the security in-terest was subject to real estate title and re-cording laws, or as a result of fraud or negli-gence, the Trust could lose its prior perfected security interest in a Manufactured Home. Sub-ject to the effect of not amending certificates of title as discussed under "Risk Factors--Se-curity Interests and Certain Other Aspects of the Contracts" in the Prospectus, the Servicer will take such steps as are necessary to main-tain perfection of the security interest in each Manufactured Home. The Company will not record the assignment to the Trustee of the mortgages or deeds of trust securing the Land-and-Home Contracts, because of the expense and administrative inconvenience involved. Conse-quently, in some states in the absence of such recordation, the assignment to the Trustee of the mortgage or deed of trust securing a Land-and-Home Contract may not be effective against creditors of or purchasers from the Company or a trustee in bankruptcy of the Company. Federal and state consumer protection laws impose re-quirements upon creditors in connection with extensions of credit and collections on in-stallment sale or loan contracts, and certain of these laws make an assignee of such a contract, such as the Trust, liable to the obligor thereon for any violation by the lend-er. The Company has agreed to repurchase, or, at its option, to substitute another contract for, any Contract as to which it has failed to perfect a security interest in the Manufactured Home securing such contract, or as to which a breach of federal or state laws exist if such breach materially adversely affects the Trust's interest in the Contract, unless such failure or breach has been cured within 90 days from notice of such breach. See "Risk Factors--Secu-rity Interests and Certain Other Aspects of the Contracts" in the Prospectus.

Certain Federal Income Tax
 Consequences................
                               For federal income tax purposes, the Trust will
                                be treated as two separate asset pools (the
                                "Master REMIC" and the "Subsidiary REMIC"), each of which will be treated as a real estate mortgage investment conduit ("REMIC"). The Class A Certificates, the Class M-1 Certifi-cates, the Class M-2 Certificates, the Class B Certificates and the Class B-3I Certificates will constitute "regular interests" in the Mas-ter REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class C Master Certificates and Class C Subsidiary Certifi-cates will constitute "residual interests" in the Master REMIC and the Subsidiary REMIC, re-spectively. The holders of the Offered Certifi-cates will be required to include in income in-terest on such Certificates (including any original issue discount) in accordance with the accrual method of accounting. See "Certain Fed-eral Income Tax Consequences" in the Prospec-tus.

Money Market Eligibility.....  The Class A-1 Certificates will be eligible se-
                                curities for purchase by money market funds un-der Rule 2a-7 under the Investment Company Act of 1940, as amended. A fund should consult with its advisor regarding the eligibility of the Class A-1 Certificates under Rule 2a-7 and the fund's investment policies and objectives.

ERISA Considerations.........  Subject to the conditions described herein, the
                                Class A Certificates may be purchased by em-ployee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of a Class M-1 Certificate, a Class M-2 Certificate or a Class B Certificate will be permitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel described under "ERISA Considerations" is delivered to the Trustee. See "ERISA Consid-erations" herein and in the Prospectus.

Legal Investment               The Class A Certificates and the Class M-1 Cer-
 Considerations..............   tificates offered hereby will not constitute
                                "mortgage related securities" under the Second-ary Mortgage Market Enhancement Act of 1984

                                ("SMMEA") until such time as the Pre-Funded
                                Amount is reduced to zero. At such time, the Class A Certificates and the Class M-1 Certifi-cates will be "legal investments" for certain types of institutional investors to the extent provided in that Act.

                               Because the Class M-2 Certificates and the Class
                                B Certificates will not be rated in one of its two highest rating categories by S&P or Fitch, the Class M-2 Certificates and the Class B Cer-tificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to in-vest in more highly rated securities based on first mortgage loans may not be legally autho-rized to invest in the Class M-2 Certificates and the Class B Certificates. See "Legal In-vestment Considerations" herein and in the Pro-spectus. No representations are made as to any regulatory requirements or considerations (in-cluding without limitation regulatory capital requirements) applicable to the purchase of Class M-2 Certificates and Class B Certificates by banks, savings and loan associations or other financial institutions, which institu-tions should consult their own counsel as to such matters.

Rating.......................  It is a condition to the issuance of the Class
                                A-1 Certificates that they be rated at least
                                ["A-1+"] by S&P and ["F-1+"] by Fitch. It is a condition to the issuance of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates that they be rated at least ["AAA"] by S&P and ["AAA"] by Fitch. It is a condition to the issuance of the Class M-1 Certificates that they be rated at least ["AA-"] by S&P and ["AA-"] by Fitch. It is a condition to the issuance of the Class M-2 Certificates that they be rated at least ["A"] by S&P and ["A"] by Fitch. It is a condition to the issuance of the Class B-1 Certificates that they be rated at least ["BBB+"] by S&P and ["BBB"] by Fitch. It is a condition to the is-suance of the Class B-2 Certificates that they be rated at least ["BBB-"] by S&P and ["BBB"] by Fitch. The rating of each Class of Offered Certificates (and the Class B-2 Certificates) by S&P addresses the likelihood of timely re-ceipt of interest and ultimate receipt of prin-cipal. The rating of each Class of the Offered Certificates by Fitch addresses the likelihood of timely payment of interest and ultimate pay-ment of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. The ratings of the Class B-2 Certificates are based in part on an assessment of the Company's ability to make payments under the Limited Guarantee. Any re-duction in S&P's or Fitch's ratings of the Com-pany's debt securities may result in a similar reduction in the ratings of the Class B-2 Cer-tificates. [The Company's senior debt securi-ties were recently downgraded by S&P to "BBB-" and by Fitch to "BBB."]

                               The Company has not requested a rating of the
                                Certificates by any rating agencies other than S&P and Fitch. There can be no assurance as to whether any other rating agency will rate the Certificates or, if one does, what rating would be assigned by such rating agency.

Registration of the Offered    Each Class of the Offered Certificates initially
 Certificates................   will be represented by one or more certificates
                                registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company
                                ("DTC"), and will only be available in the form of book-entries on the records of DTC and par-ticipating members thereof. Certificates repre-senting the Offered Certificates will be issued in definitive form only under the limited cir-cumstances described herein. All references herein to "holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See "De-scription of the Certificates--Registration of the Offered Certificates" herein and "Descrip-tion of the Certificates--Global Certificates" in the Prospectus.

                                 RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Class A, Class M-1, Class M-2 or Class B Certificates, as appropriate:

  1. General. An investment in the Class A, Class M-1, Class M-2 or Class B Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of manufactured housing installment sale contracts. See "The Trust Fund-- The Contract Pools" in the Prospectus. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate the protection against loss afforded to the Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates by the subordination of the Class B, Class B-3I and the Class C Certificates. If such protection is eliminated, the Class A Certificateholders, the Class M-1 Certificateholders and the Class M-2 Certificateholders will bear the risk of losses on the Contracts. See "Description of the Certificates--Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates." With respect to the Class B-1 Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the amounts otherwise distributable to the Class B-2, Class B-3I and Class C Certificateholders. If such protection is eliminated, the Class B-1 Certificateholders will bear the risk of losses on the Contracts. With respect to the Class B-2 Certificates, sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by the amounts otherwise distributable to the Company, the Class B-3I Certificateholders and the Class C Certificateholders. If such protection is eliminated and the Company fails to make payments as required under the Limited Guarantee, the Class B-2 Certificateholders will bear the risk of losses on the Contracts.

  2. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Offered Certificates. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

  3. Limited Liquidity. The Class A Certificates and the Class M-1 Certificates offered hereby will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") until such time as the Pre-Funded Amount is reduced to zero. At such time, the Class A Certificates and the Class M-1 Certificates will be "legal investments" for certain types of institutional investors to the extent provided in that Act. The Class M-2 Certificates and the Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Class M-2 Certificates and the Class B Certificates, limiting the market for such securities.

  4. Distributions of Principal. The yield to maturity on the Class M-1, Class M-2 and Class B Certificates will be affected by the rate at which Contracts become Liquidated Contracts and the timing thereof. In addition, the timing of payments on the Class M-1, Class M-2 and Class B Certificates will be dependent on the satisfaction of the components of the Class M-1 Distribution Test, Class M-2 Distribution Test and Class B Distribution Test relating to losses and delinquencies on the Contracts and the outstanding amount of the Class M-1, Class M-2 or Class B Principal Balance, as applicable.

     The timing of a specific Remittance Date on which either (a) the Class M-1 Distribution Test, the Class M-2 Distribution Test and the Class B Distribution Test will be satisfied or (b) the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance will be reduced to zero, cannot be predicted. The occurrence of such a Remittance Date will be affected by the rate of voluntary prepayments in addition to prepayments due to default and subsequent liquidation. Prepayments on Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. See "Yield and Prepayment Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus.

  5. Security Interests and Certain Other Aspects of the Contracts. A variety of factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes securing the Contracts or may limit the amount realized to less than the amount due. See "Risk Factors" in the Prospectus.

  6. Bankruptcy. The bankruptcy of the Company could have certain consequences for the Certificateholders. See "Risk Factors" in the Prospectus.

                         STRUCTURE OF THE TRANSACTION

  The Company will establish the Trust and transfer the Contracts and related rights to the Trust pursuant to the Agreement. The Certificates represent fractional undivided interests in the Trust, the corpus of which will consist of the Contracts (including all rights to receive payments due on and after
   , 1998 (or the date of origination, if later) for each Contract other than the Subsequent Contracts, and for each Subsequent Contract, the date on which such Contract is purchased by the Trust (the "Cut-off Date") and security interests in the Manufactured Homes securing such Contracts), rights under certain hazard insurance policies with respect to the Manufactured Homes, amounts held for the Trust in the Certificate Account (as defined below) and additional accounts, if any, and all proceeds in any way derived from any of the foregoing. The Company will also service the Contracts for the Trust. Except for the Land-and-Home Contracts, the Contracts will be held by the Company on behalf of the Trustee. [Trustee] will act as custodian to hold the documents relating to all Land-and-Home Contracts.

  Payments by Obligors will be deposited in a separate Eligible Account maintained in the name of the Trustee (the "Certificate Account") no later than one Business Day after receipt. Certain payments deposited in the Certificate Account will be applied on the 1st day of each month (or, if such day is not a Business Day, the next succeeding business day) (a "Remittance Date") to make the distributions to Certificateholders described under "Description of the Certificates--Distributions" and to pay certain monthly fees to the Company as compensation for servicing the Contracts. The Company, in its capacity as Servicer of the Contracts, and any successor servicer are referred to herein as the "Servicer."

  The Company's conveyance of the Contracts to the Trust is without recourse, except for certain warranties made by the Company in the Agreement and certain indemnities by the Servicer described under "Description of the Certificates-- Indemnification" in the Prospectus.

                               THE CONTRACT POOL

  This Prospectus Supplement contains information regarding the Initial Contracts, which consist of manufactured housing installment sale contracts
and installment loan agreements originated through    , 1998. The information
for each Initial Contract, which collectively will represent approximately
     % of the Contract Pool, is as of the Cut-Off Date for such Initial Contract. The Agreement provides that the Additional Contracts will be purchased by the Trust on the Closing Date and that the Subsequent Contracts
will be purchased by the Trust no later than       , 1998. Although the
Additional Contracts and Subsequent Contracts sold to the Trust will have characteristics that differ somewhat from the Initial Contracts described herein, the Company does not expect that the characteristics of the Additional Contracts and Subsequent Contracts will vary materially from the Initial Contracts. In addition, the Additional Contracts and Subsequent Contracts will conform to certain representations and warranties set forth in the Agreement. See "Description of the Certificates--Conveyance of Subsequent Contracts and Pre-Funding Account" herein.

  The Company expects that the Contract Pool, which will consist of Initial Contracts, Additional Contracts and Subsequent Contracts, will have an aggregate principal balance as of the Cut-off Date of approximately

$      at the conclusion of the Pre-Funding Period. All of the Contracts were originated by a manufactured housing dealer and purchased by the Company from such dealer, or were originated by the Company directly.

  Manufactured housing installment sale contracts and manufactured housing installment loan agreements are hereinafter collectively referred to as "manufactured housing contracts" or "contracts." Each Contract (a) will be secured by a Manufactured Home or, in the case of a Land-and-Home Contract, will be secured by a lien on real estate to which the Manufactured Home is deemed permanently affixed and (b) will be fully amortizing with a fixed contractual rate of interest (the "Contract Rate") and will provide for level payments over the term of such Contract (except for step-up rate Contracts). The Contracts will have been originated or acquired by the Company in the ordinary course of the Company's business. A detailed description of the Contracts is included in the Agreement.

  The Initial Contracts have an aggregate principal balance as of the Cut-off
Date of $      . As of the Cut-off Date, a total of      , or      % by
aggregate principal amount of the Initial Contracts, were Land-and-Home
Contracts. Of the Initial Contracts, a total of    , or     % by aggregate
principal amount, are step-up rate Contracts. The Contract Rate of a step-up rate Contract steps up on a particular date from its initial Contract Rate. A
total of     step-up rate Contracts, or     % of the Initial Contracts by
aggregate principal amount, provide for two increases in the Contract Rate from the initial Contract Rate and the remaining step-up rate Contracts provide for a single increase in the Contract Rate. Of the step-up rate Initial Contracts, all are still bearing interest at their initial Contract Rate (the period during which such Contracts bear interest at their initial Contract Rate being referred to herein as the "Low Rate Period"). During the Low Rate Period, the total amount and the principal portion of each Scheduled Payment is determined on a basis that would cause the Contract to be fully amortized over its term if the Contract were to bear interest during its entire term at its initial Contract Rate and were to have level payments over its entire term. The total amount and principal portion of each scheduled payment due after the end of the applicable Low Rate Period is determined on a basis that would cause the Contract (which would then be bearing interest at a stepped-up rate) to be fully amortized over its remaining term on a level-payment basis. Of the Initial Contracts, the Low Rate Periods for those step-up rate Contracts providing for a single increase in the Contract Rate will
end no earlier than      and no later than      . The Contract Rates for such
step-up rate Contracts will increase by     % or     %. Of the Initial
Contracts, the Low Rate Periods for those step-up rate Contracts providing for
[two] increases in the Contract Rate will end no later than     , and the
period with the interim applicable Contract Rate will end in     . The
Contract Rates for such step-up rate Contracts will increase first by     %
and then by an additional   %,     % or     %. The combined increases in
scheduled payments for all step-up rate Contracts range from $      to $
per month. The statistical information concerning the Initial Contracts which is set forth below, to the extent it relates to the Contract Rates of the step-up rate Contracts, takes into account only their Contract Rates as of the Cut-off Date.

  The Initial Contracts were originated between        and      . Of the
Contracts, approximately   % of the aggregate principal amount is attributable
to loans to purchase Manufactured Homes which were new and approximately   %
is attributable to loans to purchase Manufactured Homes which were used at the time the related Initial Contract was originated. All of the Initial Contracts are conventional contracts, meaning they are not FHA-insured or VA-guaranteed.
The Contract Rate on the Initial Contracts ranged from     % to      % with a
weighted average of approximately     %. The Initial Contracts have remaining
maturities, as of the Cut-off Date, of at least    months but not more than
    months and original maturities of at least    months but not more than
months, and a weighted average remaining term to scheduled maturity, as of the
Cut-off Date, of     months. The average remaining principal balance per
Initial Contract as of the Cut-off Date was $          and the outstanding
principal balances of the Initial Contracts as of the Cut-off Date ranged from
$        to $          . The Obligors on the Initial Contracts are located in
   states [and the District of Columbia.] The Obligors on approximately     %
of the Initial Contracts by remaining principal balance are located in       ,
    % in    ;      in    ; and     % in Alabama. No other state represented
more than 5% of the Initial Contracts.

  Set forth below is a description of certain additional characteristics of the Initial Contracts.

             GEOGRAPHICAL DISTRIBUTION OF INITIAL CONTRACT OBLIGORS

                                                             AGGREGATE   % OF CONTRACT
                                                             PRINCIPAL      POOL BY
                                           % OF CONTRACT      BALANCE     OUTSTANDING
                            NUMBER OF    POOL BY NUMBER OF  OUTSTANDING    PRINCIPAL
                         CONTRACTS AS OF  CONTRACTS AS OF   AS OF CUT-   BALANCE AS OF
                          CUT-OFF DATE     CUT-OFF DATE      OFF DATE    CUT-OFF DATE
                         --------------- ----------------- ------------- -------------
Alabama.................                            %      $                      %
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine ..................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                             ------           ------       -------------    ------
Total...................                      100.00%      $                100.00%
                             ======           ======       =============    ======

                   YEARS OF ORIGINATION OF INITIAL CONTRACTS

                           NUMBER OF       AGGREGATE      % OF CONTRACT POOL BY
                           CONTRACTS   PRINCIPAL BALANCE  OUTSTANDING PRINCIPAL
                             AS OF        OUTSTANDING         BALANCE AS OF
YEAR OF ORIGINATION(1)    CUT-OFF DATE AS OF CUT-OFF DATE     CUT-OFF DATE
----------------------    ------------ ------------------ ---------------------
1988.....................                $                              %
1989.....................
1990.....................
1991.....................
1992.....................
1993.....................
1994.....................
1995.....................
1996.....................
1997.....................
1998.....................
                             ------      --------------          -------
   Total.................                $                       100.00%
                             ======      ==============          =======

--------
(1) The Initial Contracts shown in the above table with earlier years of origination primarily represent Contracts originated by the Company and subsequently refinanced through the Company. The Company retains the first origination dates on its records with respect to such refinanced Contracts.

               DISTRIBUTION OF ORIGINAL INITIAL CONTRACT AMOUNTS

                               NUMBER OF       AGGREGATE      % OF CONTRACT POOL BY
                               CONTRACTS   PRINCIPAL BALANCE  OUTSTANDING PRINCIPAL
    RIGINAL CONTRACTO            AS OF        OUTSTANDING         BALANCE AS OF
 AMONT (IN DOLLARS)(1)U       CUT-OFF DATE AS OF CUT-OFF DATE     CUT-OFF DATE
----------------------        ------------ ------------------ ---------------------
    Less than $10,000........                $                             %
    $10,000 to $19,999.......
    $20,000 to $29,999.......
    $30,000 to $39,999.......
    $40,000 to $49,999.......
    $50,000 to $59,999.......
    $60,000 to $69,999.......
    $70,000 to $79,999.......
    $80,000 to $89,999.......
    $90,000 to $99,999.......
    $100,000 to $109,999.....
    $110,000 to $119,999.....
    $120,000 to $129,999.....
    $130,000 to $139,999.....
    $140,000 to $149,999.....
    $150,000 to $159,999.....
    $160,000 to $169,999.....
    $170,000 to $179,999.....
    $180,000 to $189,999.....
    $190,000 to $199,999.....
    $200,000 to $249,999.....
    $250,000 to $299,999.....
                                 ------      -------------           ------
       Total.................                $                       100.00%
                                 ======      =============           ======

--------
(1) The largest original Initial Contract amount is $     , which represents
       % of the aggregate principal balance of the Initial Contracts as of the Cut-off Date.

       DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF INITIAL CONTRACTS

                                             AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                         NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
LOAN-TO-VALUE RATIO (1)  AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
-----------------------  ------------------- ------------------- --------------------------
Less than 61%...........                       $                                 %
61% to 65%..............
66% to 70%..............
71% to 75%..............
76% to 80%..............
81% to 85%..............
86% to 90%..............
91% to 95%..............
Over 95%................
                               ------          --------------              ------
   Total................                       $                           100.00%
                               ======          ==============              ======

--------
(1)Rounded to the nearest 1%. The method of calculating loan-to-value ratios is described in the Prospectus.

                             INITIAL CONTRACT RATES

                                              AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
 RANGE OF CONTRACTS BY    NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
     CONTRACT RATE        AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
 ---------------------    ------------------- ------------------- --------------------------
0.00000% to 5.00000%....                         $                                %
5.00001% to 6.00000%....
6.00001% to 7.00000%....
7.00001% to 8.00000%....
8.00001% to 9.00000%....
9.00001% to 10.00000%...
10.00001% to 11.00000%..
11.00001% to 12.00000%..
12.00001% to 13.00000%..
13.00001% to 14.00000%..
14.00001% to 15.00000%..
15.00001% to 16.00000%..
16.00001% to 17.00000%..
                                ------           -------------              ------
   Total................                         $                          100.00%
                                ======           =============              ======

               REMAINING MONTHS TO MATURITY OF INITIAL CONTRACTS

                                             AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
    MONTHS REMAINING     NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
   AS OF CUT-OFF DATE    AS OF CUT-OFF DATE  AS OF CUT-OFF DATE  BALANCE AS OF CUT-OFF DATE
   ------------------    ------------------- ------------------- --------------------------
Less than 31............                        $                                %
31 to 60................
61 to 90................
91 to 120...............
121 to 150..............
151 to 180..............
181 to 210..............
211 to 240..............
241 to 270..............
271 to 300..............
301 to 330..............
331 to 360..............
                               ------           -------------              ------
   Total................                        $                          100.00%
                               ======           =============              ======

                       GREEN TREE FINANCIAL CORPORATION

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  The following table sets forth the delinquency experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company (other than contracts already in repossession). The Company has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                            DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31,                  AT JUNE 30,
                         -------------------------------------------  -----------
                          1993     1994     1995     1996     1997       1998
                         -------  -------  -------  -------  -------  -----------
Number of Contracts
 Outstanding (1)........ 237,566  322,495  416,436  503,076  584,814    618,832
Number of Contracts
 Delinquent (2):
  30-59 Days............   2,030    2,809    4,404    6,475    6,567      6,710
  60-89 Days............     657      903    1,571    2,121    2,382      2,474
  90 Days or More.......   1,167    1,440    2,426    3,668    4,016      3,811
Total Contracts
 Delinquent.............   3,854    5,152    8,401   12,264   12,965     12,995
Delinquencies as a
 Percent of Contracts
 Outstanding (3)........    1.62%    1.60%    2.02%    2.44%    2.22%      2.10%

--------
(1)Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for December 31, 1996, December 31, 1997 and June 30, 1998 does not include as delinquent those manufactured housing contracts whose obligors have entered bankruptcy proceedings and had their scheduled payment changed under a bankruptcy payment plan, provided that such obligors are current under their bankruptcy payment plan.
(3)By number of contracts.

  The following table sets forth the loan loss and repossession experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company. The Company has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                       LOAN LOSS/REPOSSESSION EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                                              AT DECEMBER 31,                                   AT JUNE 30,
                         -------------------------------------------------------------  ----------------------------
                            1993        1994        1995         1996         1997         1998
                         ----------  ----------  -----------  -----------  -----------  -----------
Number of Contracts
 Serviced (1)...........    238,951     324,141      419,090      507,539      590,327      623,685
Principal Balance of
 Contracts
 Serviced (1)........... $4,630,659  $7,033,882  $10,182,676  $13,553,080  $17,038,136  $18,566,129
Contract Liquida-
 tions (2)..............       1.77%       1.44%        1.45%        2.01%        2.72%        1.42%
Net Losses:
  Dollars (3)........... $   42,547  $   42,402  $    55,162  $    98,632  $   180,699  $   109,011
  Percentage (4)........        .92%        .60%         .54%         .73%        1.06%         .59%

--------
(1)As of period end. Includes contracts already in repossession.
(2)As a percentage of the total number of contracts being serviced as of period end.
(3)The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4)As a percentage of the principal balance of contracts being serviced as of period end.

  The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. In order to achieve geographic dispersion and to limit the effect of regional and local economic conditions on the Contract Pool, Contracts with Obligors located in any one state do not exceed 10% of the Cut-off Date Pool Principal Balance.

RATIO OF EARNINGS TO FIXED CHARGES FOR THE COMPANY

  Set forth below are the Company's ratios of earnings to fixed charges for the past five years. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                      SIX MONTHS
                                                                        ENDED
                                             YEAR ENDED DECEMBER 31,   JUNE 30,
                                             ------------------------ ----------
                                             1993 1994 1995 1996 1997    1998
                                             ---- ---- ---- ---- ---- ----------
Ratio of Earnings to Fixed Charges.......... 4.81 7.98 7.90 5.44 3.94

RECENT DEVELOPMENTS

  On June 30, 1998, Green Tree became a wholly owned subsidiary of Conseco, Inc., pursuant to a Merger Agreement announced on April 7, 1998. Green Tree will continue to operate its existing headquarters in St. Paul, Minnesota, and its 200 local offices throughout the country. Lawrence M. Coss, Green Tree's Chairman and Chief Executive Officer, has agreed to continue to manage Green Tree's business for at least one year. Headquartered in Carmel, Indiana, Conseco is among the nation's leading providers of supplemental health insurance, retirement annuities and universal life insurance.

  On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights.

  The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The Company and the other defendants intend to seek consolidation of each of the lawsuits in the United States District Court for the District of Minnesota. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Yield Considerations."

  The Contracts have original terms to scheduled maturity ranging from
months to     months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the average life of the Offered Certificates. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties, including repurchases of staged-funding Contracts that have not been fully disbursed within 90 days, have the effect of prepaying such Contracts and therefore would affect the average life of the Offered Certificates.
Approximately   % of the Initial Contracts by aggregate principal balance as of the Cut-off Date were staged-funding Contracts. The prepayment experience on manufactured housing contracts varies greatly. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Company will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards. See "Maturity and Prepayment Considerations" in the Prospectus.

  The Class A-1 Certificates will be prepaid in part on the first Remittance
Date after the Pre-Funding Period (in no event later than     , 1998) in the
event that any Pre-Funded Amount remains in the Pre-Funding Account on such Remittance Date. Any amounts remaining which have not been used to purchase Subsequent Contracts will be paid to the Class A-1 Certificateholders. The Company believes that substantially all of the Pre-Funded Amount will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1 Certificateholders will receive some prepayment of principal.

  The allocation of distributions to the Class A Certificateholders on each Remittance Date on which the Class M-1 Distribution Test is not satisfied, on each Remittance Date on which the Class M-2 Distribution Test is not satisfied, or on each Remittance Date on which the Class B Distribution Test is not satisfied, will have the effect of accelerating the amortization of the Class A Certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B Principal Balance. If a Class of Class A Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Class of Class A Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates--Class A Principal."

  On any Remittance Date on which the Class M-1 Distribution Test or the Class M-2 Distribution Test is not satisfied, the Class A Certificateholders will receive all payments of principal which are made on the Contracts. The rate of principal payments on the Class M-1 Certificates, Class M-2 Certificates and Class B Certificates and the aggregate amount of distributions on the Class M-1 Certificates, Class M-2 Certificates and Class B Certificates will be affected by the rate of Obligor defaults resulting in delinquencies on the Contracts and losses on Liquidated Contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates--Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates and Class C Certificates" for a description of the manner in which such losses are borne by the Class M-1 Certificates, the Class M-2 Certificates and each Class of the Class B Certificates. If a Class of Class B Certificates, Class M-2 Certificates or M-1 Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Class B Certificates, Class M-2 or Class M-1 Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates--Class B-1 Principal."

  Obligors who have entered bankruptcy proceedings and have had their monthly scheduled payment reduced as a result of an extension of the term of the related Contract may not be pursued by the Company as delinquent, and accordingly the Company uses the reduced monthly payment in calculating the Formula Principal Distribution Amount for each Remittance Date thereafter. If, however, the principal amount of the Contract were reduced in such bankruptcy proceedings, such reduction would be recognized as a loss immediately and added to the Formula Principal Distribution Amount.

  There can be no assurance that the delinquency or repossession experience set forth under "Green Tree Financial Corporation--Delinquency, Loan Loss and Repossession Experience" will be representative of the results that may be experienced with respect to the Contracts.

  The Servicer and the Company each have the option to purchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option."

  Although partial prepayments of principal on Contracts are applied on scheduled payment dates for such Contracts, Obligors are not required to pay interest on Contracts after the date of a full prepayment of principal. As a result, full prepayments on Contracts in advance of the scheduled payment dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period. Subject to the availability of the subordination provided by the Class M-1, Class M-2, Class B, Class B-3I and Class C Certificates, such subordination would apply to the net shortfall of interest received on account of prepayments in full in any Due Period so that the amount of interest paid on a Class of Class A Certificates on the following Remittance Date would not be affected by such shortfall.

  The expected final scheduled payment date on the Initial Contract with the
latest maturity is in      . The expected final maturity of each Class of
Certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the Contracts and that the repurchase option has not been exercised, are as follows: for the Class A-2
Certificates,       ; for the Class A-3 Certificates,     ; for the Class A-4
Certificates,     ; for the Class A-5 Certificates,     ; for the Class A-6
Certificates,     ; for the Class A-7 Certificates,      ; for the Class A-8
Certificates,      ; for the Class M-1 Certificates,      ; for the Class M-2
Certificates, May 2028; and for the Class B-1 Certificates,       .

  Certain statistical information relating to the prepayment behavior of certain pools of manufactured housing contracts sold and serviced by the Company is set forth in the table below. The table relates to the Company's sold pools for which prepayment information is available covering a period of
at least    months and which pools had an aggregate principal balance as of the first day of the month of sale of at least $100,000,000. In evaluating the information contained in the table and its relationship to the expected prepayment behavior of the Contracts, prospective Certificateholders should consider the following: the Company has performed no statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, the Contracts in the Contract Pool may have an average age as of the Cut-off Date substantially different from the average ages (as of the first day of the month of sale) of the contracts in the sold pool to which the table relates and may have other characteristics substantially different from the contracts in any sold pool. For these reasons, and because of the unpredictable nature of the factors described under "Weighted Average Life of the Class A, Class M-1, Class M-2 and Class B Certificates" which may influence the amount of prepayments of manufactured housing contracts, no assurance can be given that the prepayment experience of the Contracts will exhibit prepayment behavior similar to the behavior summarized in the table for the periods covered thereby. In addition to the foregoing, prospective Class A, Class M-1, Class M-2 and Class B Certificateholders should consider that the table is limited to the periods covered therein and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond such periods.

  The table below sets forth with respect to each sold pool (a) the initial aggregate principal balance (calculated as of the first day of the month of the sale), (b) the weighted average Contract Rate ("WAC") of the contracts in each pool as of the first day of the month of the sale of each pool, (c) the original weighted average maturity ("WAM") of the contracts in each pool, (d) the estimated average age of the pool as of the first day of the month of the sale of each pool, (e) the aggregate principal balance of
each pool as of    , 1998, (f) the WAC of the contracts in each pool as of
   , 1998, and (g) the percentage of the Manufactured Housing Prepayment Model ("MHP") (as described in "Weighted Average Life of the Class A, Class M-1, Class M-2 and Class B Certificates" below) for the life of each sold pool
through    , 1998 (calculated as the annual rate of the decline in the outstanding aggregate principal balance exhibited over the life of the pool).

                          AGGREGATE                                  CURRENT
                          PRINCIPAL           ORIGINAL   AVERAGE    AGGREGATE
MONTH AND                  BALANCE      WAC     WAM    AGE AT SALE  PRINCIPAL   CURRENT PERCENTAGE
YEAR OF SALE               AT SALE    AT SALE (MONTHS)  (MONTHS)     BALANCE      WAC     OF MHP
------------             ------------ ------- -------- ----------- ------------ ------- ----------
December 1987........... $112,294,744  13.68%   172          2     $ 13,410,364  13.62%    211%
March 1988..............  106,739,475  13.56    170          8       12,532,081  13.43     204
September 1988..........  132,287,851  13.64    176          1       20,327,094  13.56     218
December 1988...........  105,566,962  13.76    172          1       15,428,890  13.68     231
June 1989...............  121,205,258  14.39    178          0       19,115,147  14.33     255
September 1989..........  153,845,599  13.93    179          4       27,135,881  13.85     239
December 1989...........  127,799,125  13.74    182          1       24,200,737  13.63     246
June 1990...............  118,256,826  14.23    178          1       23,122.747  14.16     261
September 1990..........  133,311,855  14.21    182          1       27,916,712  14.14     264
December 1990...........  117,246,945  14.07    182          2       24,696,641  14.01     273
March 1991..............  103,147,656  14.09    181         14       20,519,579  14.16     274
June 1991...............  137,954,723  14.25    179         18       28,912,070  14.08     270
September 1991..........  169,226,610  13.49    188          8       42,826,613  13.45     265
December 1991...........  163,375,476  13.07    185          8       45,024,161  13.04     255
March 1992..............  671,900,943  13.55    176         53      132,961,300  13.08     261
June 1992...............  220,603,657  12.22    190          2       80,588,665  12.13     224
September 1992..........  254,409,783  11.89    197          1       99,624,880  11.81     223
December 1992...........  288,323,475  11.28    201          2      124,535,118  11.16     207
March 1993..............  250,400,638  11.36    206          1      113,178,488  11.28     211
June 1993...............  450,602,539  10.65    204          1      219,836,745  10.65     197
September 1993..........  663,353,326  10.23    203          1      338,883,035  10.25     193
December 1993...........  725,268,946   9.73    203          1      392,562,990   9.68     184
March 1994..............  561,614,157   9.81    211          1      318,130,018   9.72     186
May 1994................  387,789,118  10.29    205          1      221,904,839  10.22     192
June 1994...............  197,004,761  10.67    211          1      115,620,230  10.60     191
July 1994...............  307,948,034  11.03    214          1      175,297,439  10.96     213
August 1994.............  384,942,940  11.14    224          1      220,781,353  11.10     220
September 1994..........  463,885,067  11.45    217          1      271,045,589  11.40     216
November 1994...........  353,492,359  11.42    223          1      208,271,102  11.38     227
December 1994...........  523,188,855  11.53    225          1      311,047,716  11.48     231
February 1995...........  378,339,823  11.85    239          1      220,600,835  11.79     260
March 1995..............  328,256,612  12.04    246          1      194,366,631  11.89     263
May 1995................  502,166,400  11.81    250          1      321,115,927  11.57     239
June 1995...............  319,783,607  11.13    255          1      216,907,748  11.08     212
July 1995...............  451,233,973  10.65    268          1      313,219,233  11.81     208

WEIGHTED AVERAGE LIFE OF THE CLASS A, CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Initial Contracts on the weighted average life of each Class of Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A, Class M-1, Class M-2 and Class B Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Manufactured Housing Prepayment Model, is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the Contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

  As used in the following tables "75% MHP" assumes the Contracts will prepay at rates equal to 75% of the MHP assumed prepayment rates; 150% assumes the Contracts will prepay at rates equal to 150% of the MHP assumed prepayment rates, and so forth.

  There is no assurance, however, that prepayment of the Contracts will conform to any level of the MHP, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Increased competition among manufactured housing lenders and recently declining interest rates have had the effect of increasing the prepayment rates of the Company's contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect but to a smaller degree, on the prepayment rates on manufactured housing contracts.

  As described under "Description of the Certificates--Class M-1 Principal," payments of principal on the Class M-1 Certificates will not commence until the Remittance Date on which (i) the Class A Principal Balance has been reduced to zero or (ii) the Class M-1 Distribution Test is satisfied. This will have the effect of accelerating the amortization of the Class A Certificates while increasing the respective interest in the Trust of the Class M-1, Class M-2 and Class B Certificates. As described under "Description of the Certificates--Class M-2 Principal," payments of principal on the Class M-2 Certificates will not commence until the Remittance Date on which (i) the Class A Principal Balance and Class M-1 Principal Balance have been reduced to zero or (ii) the Class M-2 Distribution Test is satisfied. This will have the effect of accelerating the amortization of the Class A and Class M-1 Certificates while increasing the respective interest in the Trust of the Class M-2 Certificates and Class B Certificates. As described under "Description of the Certificates--Class B-1 Principal," payments of principal on the Class B Certificates will not commence until the Remittance Date on which (i) the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero or (ii) the Class B Distribution Test is satisfied. This will have the effect of accelerating the amortization of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates while increasing the respective interest in the Trust of the Class B Certificates.

  The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the MHP set forth in the table; (ii) either the Company or the Servicer exercises its right of optional termination described above; (iii) the aggregate principal balance of the Initial Contracts as of
the Cut-off Date is $              and the Initial Contracts have the
characteristics described under "The Contract Pool" and have their first
scheduled payment due in      1998; (iv) the Additional and Subsequent
Contracts will have the characteristics set forth in the table following this
paragraph and will have their first scheduled payment due in     1998; (v)
each Class of Certificates has the Original Principal

Balance and the Remittance Rate shown for such Class on the cover page of this Prospectus Supplement; (vi) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vii) no delinquencies or losses are experienced on the Contracts; (viii) distributions are made on the Certificates on the 1st day of each month (or, if such 1st day is not a
business day, the next succeeding business day), commencing in      1998; and
(ix) the Certificates are issued on     , 1998. No representation is made that
the Contracts will not experience delinquencies or losses.

 ASSUMED CHARACTERISTICS OF ADDITIONAL AND SUBSEQUENT CONTRACTS AS OF THE CUT-
                                   OFF DATE

                                      WEIGHTED AVERAGE WEIGHTED AVERAGE
REMAINING MONTHS  AGGREGATE PRINCIPAL  ORIGINAL TERM    REMAINING TERM  WEIGHTED AVERAGE
  TO MATURITY     BALANCE OUTSTANDING     (MONTHS)         (MONTHS)      CONTRACT RATE
----------------  ------------------- ---------------- ---------------- ----------------
     0 to
      120            $                                                            %
     121 to
      180
     181 to
      240
     241 to
      300
     301 to
      360
                     -------------
     Total           $                                                            %
                     =============

  It is not likely that Contracts will prepay at any constant percentage of the MHP to maturity or that all Contracts will prepay at the same rate.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

  Based on the foregoing assumptions, the following tables indicate the projected weighted average life of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class B-1 Certificates and set forth the percentages of the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance, the Original Class A-7 Principal Balance, the Original Class A-8 Principal Balance, the Original Class M-1 Principal Balance, the Original Class M-2 Principal Balance and the Original Class B-1 Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the MHP.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
Weighted Average Life(1)
 (Years)..........................

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
August 1, 2001....................
August 1, 2002....................
Weighted Average Life(1)
 (Years)..........................

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-3
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
August 1, 2001....................
August 1, 2002....................
August 1, 2003....................
Weighted Average Life(1)
 (Years)..........................

--------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-4
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                              ----- ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage...............  100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999...................
August 1, 2000...................
August 1, 2001...................
August 1, 2002...................
August 1, 2003...................
August 1, 2004...................
August 1, 2005...................
August 1, 2006...................
Weighted Average Life(1)
 (Years).........................

--------
(1) The weighted average life of a Class A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-4 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-5
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                              ----- ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage...............  100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999...................
August 1, 2000...................
August 1, 2001...................
August 1, 2002...................
August 1, 2003...................
August 1, 2004...................
August 1, 2005...................
August 1, 2006...................
August 1, 2007...................
August 1, 2008...................
August 1, 2009...................
August 1, 2010...................
Weighted Average Life(1)
 (Years).........................

--------
(1) The weighted average life of a Class A-5 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-5 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-5 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-6
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
August 1, 2001....................
August 1, 2002....................
August 1, 2003....................
August 1, 2004....................
August 1, 2005....................
August 1, 2006....................
August 1, 2007....................
August 1, 2008....................
August 1, 2009....................
August 1, 2010....................
August 1, 2011....................
August 1, 2012....................
August 1, 2013....................
Weighted Average Life(1) (Years)..

--------
(1) The weighted average life of a Class A-6 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-6 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-6 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-7
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
August 1, 2001....................
August 1, 2002....................
August 1, 2003....................
August 1, 2004....................
August 1, 2005....................
August 1, 2006....................
August 1, 2007....................
August 1, 2008....................
August 1, 2009....................
August 1, 2010....................
August 1, 2011....................
August 1, 2012....................
August 1, 2013....................
August 1, 2014....................
August 1, 2015....................
August 1, 2016....................
August 1, 2017....................
August 1, 2018....................
Weighted Average Life(1) (Years)..

--------
(1) The weighted average life of a Class A-7 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-7 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-7 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A-8
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                             MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
August 1, 2001....................
August 1, 2002....................
August 1, 2003....................
August 1, 2004....................
August 1, 2005....................
August 1, 2006....................
August 1, 2007....................
August 1, 2008....................
August 1, 2009....................
August 1, 2010....................
August 1, 2011....................
August 1, 2012....................
August 1, 2013....................
August 1, 2014....................
August 1, 2015....................
August 1, 2016....................
August 1, 2017....................
August 1, 2018....................
August 1, 2019....................
August 1, 2020....................
August 1, 2021....................
August 1, 2022....................
Weighted Average Life(1) (Years)..

--------
(1) The weighted average life of a Class A-8 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-8 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-8 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
August 1, 2001....................
August 1, 2002....................
August 1, 2003....................
August 1, 2004....................
August 1, 2005....................
August 1, 2006....................
August 1, 2007....................
August 1, 2008....................
August 1, 2009....................
August 1, 2010....................
August 1, 2011....................
August 1, 2012....................
August 1, 2013....................
August 1, 2014....................
August 1, 2015....................
August 1, 2016....................
August 1, 2017....................
August 1, 2018....................
August 1, 2019....................
August 1, 2020....................
August 1, 2021....................
August 1, 2022....................
Weighted Average Life(1) (Years)..

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS M-2
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              MHP SET FORTH BELOW:

DATE                               75%  100%  125%  150%  175%  200%  250%  300%  350%
----                               ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................ 100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
August 1, 2001....................
August 1, 2002....................
August 1, 2003....................
August 1, 2004....................
August 1, 2005....................
August 1, 2006....................
August 1, 2007....................
August 1, 2008....................
August 1, 2009....................
August 1, 2010....................
August 1, 2011....................
August 1, 2012....................
August 1, 2013....................
August 1, 2014....................
August 1, 2015....................
August 1, 2016....................
August 1, 2017....................
August 1, 2018....................
August 1, 2019....................
August 1, 2020....................
August 1, 2021....................
August 1, 2022....................
Weighted Average Life(1) (Years)..

--------
(1) The weighted average life of a Class M-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Certificate.

         PERCENTAGE OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS B-1
               CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                              MHP SET FORTH BELOW:

DATE                                75%  100%  125%  150%  175%  200%  250%  300%  350%
----                                ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage................  100% 100%  100%  100%  100%  100%  100%  100%  100%
August 1, 1999....................
August 1, 2000....................
August 1, 2001....................
August 1, 2002....................
August 1, 2003....................
August 1, 2004....................
August 1, 2005....................
August 1, 2006....................
August 1, 2007....................
August 1, 2008....................
August 1, 2009....................
August 1, 2010....................
August 1, 2011....................
August 1, 2012....................
Weighted Average Life (1) (Years).

--------
* Indicates an amount greater than zero but less than .5% of the Original Class B-1 Principal Balance.

(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

  The Certificates will be issued pursuant to the Agreement between the Company, as Seller and Servicer, and the Trustee. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by the Agreement, which is incorporated herein by reference. Wherever provisions of the Agreement are referred to, such provisions are incorporated herein by reference.

GENERAL

  The Offered Certificates will be issued in fully registered form only in denominations equal to $1,000 or any integral multiple of $1,000 in excess thereof. The Percentage Interest of a Class A Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance, the Original Class A-7 Principal Balance or the Original Class A-8 Principal Balance, as appropriate. The Class A Certificates in the aggregate
will represent an initial     % (approximate) undivided interest in the Trust.
The Percentage Interest of a Class M-1 Certificate will be equal to the percentage obtained by dividing its denomination by the Original Class M-1 Principal Balance. The Class M-1 Certificates in the aggregate will represent
an initial    % (approximate) undivided interest in the Trust. The Percentage
Interest of a Class M-2 Certificate will be equal to the percentage obtained by dividing its denomination by the Original Class M-2 Principal Balance. The
Class M-2 Certificates in the aggregate will represent an initial    %
(approximate) undivided interest in the Trust. The Percentage Interest of a Class B Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class B-1 Principal Balance or the Original Class B-2 Principal Balance, as appropriate. The Class B Certificates in the
aggregate will represent an initial    % (approximate) undivided interest in
the Trust. The Trust will consist of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, proceeds from certain hazard insurance on individual Manufactured Homes, proceeds from the errors and omissions protection policy to the extent such proceeds relate to the Contracts and amounts held for the Trust in the Certificate Account and Capitalized Interest Account, and all proceeds in any way derived from any of the foregoing. (Section 1.02.)

  Distributions on the Certificates will be made by the Paying Agent on each Remittance Date to persons in whose names the Certificates are registered as of the preceding Record Date. The Remittance Date for the Certificates will be the 1st day of each month (or if such 1st day is not a business day, the next
succeeding business day) commencing in      1998. Payments will be made by
check mailed on the Remittance Date to such Certificateholder at the address appearing on the Certificate Register; provided that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Remittance Date. Final payments will be made only upon tender of the Certificates to the Paying Agent for cancellation. (Articles I and VIII.)

CONVEYANCE OF CONTRACTS

  On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial and Additional Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Agreement permits the Trust to purchase Subsequent Contracts on
one or more dates through       , 1998 (each, a "Subsequent Transfer Date").
See "Conveyance of Subsequent Contracts and Pre-Funding Account" herein.

  In addition to the representations and warranties described in the Prospectus under "Description of Certificates--Conveyance of Contracts," the Company will make certain warranties with respect to the Initial Contracts, including that (i) the aggregate principal amount payable by the Obligors on
the Initial Contracts as of the Cut-off Date equals $      ; (ii) as of the
Cut-off Date, the Obligors on no more than   % of the Initial Contracts by
remaining principal balance are located in any one state, the Obligors on no more than 5% of the Initial Contracts by remaining principal balance are located in an area with the same zip code and the Obligors on not more than 1% of the Initial Contracts by remaining principal balance are located in
California in an area with the same zip code; (iii) approximately   % of the
aggregate principal amount of Initial Contracts as of the Cut-off Date is
attributable to loans to purchase new Manufactured Homes and approximately   %
is attributable to loans to purchase used Manufactured Homes; (iv) no Initial
Contract has a remaining maturity of more than     months; (v) the date of
each Initial Contract is on or after       ; and (vi) no adverse selection
procedures were employed in selecting the Initial Contracts. (Article III.) The Company will make certain additional representations and warranties with respect to the Subsequent Contracts.

CONVEYANCE OF SUBSEQUENT CONTRACTS AND PRE-FUNDING ACCOUNT

  An account (the "Pre-Funding Account") will be established by the Trustee and funded by the Company on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The amount deposited in the Pre-Funding Account (as reduced from time-to-time, the "Pre-Funded Amount")
will initially equal the difference between $      and the aggregate principal
balance as of the Cut-Off Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be used to purchase Subsequent Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less
than $10,000, (ii)       , 1998 or (iii) the date on which an Event of
Termination occurs under the Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Contracts in accordance with the Agreement. The Pre-Funding Account will be part of the Trust but not part of the Master REMIC or the Subsidiary REMIC. Any reimbursement income earned on amounts on deposit in the Pre-Funding Account will be taxable to the Company.

  Under the Agreement, following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Contracts from the Company during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Contract will have been underwritten in accordance with the Company's standard underwriting criteria. Subsequent Contracts will be transferred to the Trust pursuant to subsequent transfer instruments between the Company and the Trust. In connection with the purchase of Subsequent Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof. The Company will designate the Subsequent Transfer Date as the Cut-off Date with respect to the related Subsequent Contracts purchased on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Contracts in the Trust will increase by an amount equal to the aggregate principal balance of the Contracts so purchased and the amount in the Pre-Funding Account will decrease accordingly. Any Pre-Funded Amount remaining after the purchase of Subsequent Contracts will be applied on the first Payment Date on or after the last day of the Pre-Funding Period to prepay principal on the Class A-1 Certificates.

  Any conveyance of Subsequent Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company will not select Subsequent Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of its respective Cut-off Date, each Subsequent Contract must satisfy the following criteria:
(i) no Subsequent Contract may be more than 30 days contractually delinquent;
(ii) the remaining stated term to maturity of each Subsequent Contract may not exceed 360 months; (iii) each Subsequent Contract must be underwritten in accordance with the Company's standard underwriting criteria; and (iv) no Subsequent Contract may have a loan-to-value ratio greater than 100%; (d) the Contract Pool following the addition of the Subsequent Contracts must satisfy the following
criteria: (i) the weighted average Contract Rate must not be less than     %;
(ii) the weighted average loan-to-value ratio must not be greater than   %;
(iii) not less than 74% of the Cut-off Date Pool Principal Balance must be attributable to loans to purchase new Manufactured Homes; (iv) not more than 35% of the Cut-off Date Pool Principal Balance must be secured by single-wide Manufactured Homes and not less than 65% of the Cut-off Date Pool Principal Balance must be secured by double-wide Manufactured Homes; and (v) at least 21% of the Cut-off Date Pool Principal Balance must consist of Land-and-Home Contracts; (e) as a result of the purchase of the Subsequent Contracts, the Class A Certificates will not receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Class of Class A Certificates; and (f) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Contracts conform to the characteristics described herein.

PAYMENTS ON CONTRACTS; DISTRIBUTIONS ON CERTIFICATES

  The Trustee, on behalf of the Trust, will establish and maintain the Certificate Account in an Eligible Account (as defined below). (Section 1.02.) "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) has a credit rating from each of Moody's Investors Service, Inc. ("Moody's")(if rated by Moody's), S&P (if rated by S&P) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or
(iv) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as confirmed in writing by S&P and Fitch. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated P-1 by Moody's (if rated by Moody's), A-1+ by S&P (if rated by S&P) and F-1 by Fitch, or in one of the two highest rating categories by Moody's (if rated by Moody's), S&P (if rated by S&P) and Fitch in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; corporate securities assigned at least in Aa ratings by Moody's (if rated by Moody's), the highest rating by S&P (if rated by S&P) and in one of the two highest rating categories by Fitch, not in excess of 10% of amounts in the Certificate Account at the time of such investment; commercial paper assigned at least an P-1 rating by Moody's, A-1+ by S&P (if rated by S&P) and an F-1+ rating by Fitch at the time of such investment; and shares of a registered investment company, whose shares are registered under the Securities Act of 1933 and which are rated by Moody's (if rated by Moody's), by S&P (if rated by S&P) and by Fitch in their respective highest rating category. (Section 5.05.)

  All payments from Obligors on the Contracts received by the Servicer, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), must be paid into the Certificate Account no later than one business day following receipt thereof, except amounts received as late payment fees, extension fees, assumption fees or similar fees. Such fees are included as part of the Servicer's servicing fees. See "Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement ("Purchased Contracts"), and amounts required to be deposited upon substitution of a Contract because of breach of warranties, as described under "Conveyance of Contracts" in the Prospectus, must be paid into the Certificate Account. The Servicer will not make any advances in respect of delinquent payments on the Contracts.

  On the third business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Certificates for such Remittance Date. The Amount Available on each Remittance Date generally includes (i) payments on the Contracts due and received during the related Due Period (as defined below), (ii) prepayments and other unscheduled collections received during the related Due Period, (iii) all collections of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance Date), minus (iv) with respect to all Remittance Dates other than the Remittance Date in September 1998, all collections in respect of principal on the Contracts received during the related Due Period up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the prior month). The Amount Available will also be reduced by the following amounts:
Advance Payments in respect of the related Due Period; amounts payable to the Servicer to reimburse it for any REMIC "prohibited transaction" tax imposed on the Trust and paid by the Servicer; Liquidation Expenses incurred and taxes and insurance (on repossessed Manufactured Homes) advanced by the Servicer in respect of Manufactured Homes that are reimbursable to the Servicer under the Agreement; and any amounts incorrectly deposited in the Certificate Account. "Liquidation Expenses" are out-of-pocket expenses incurred by the Servicer in connection with the liquidation of a defaulted Contract, including, without limitation, legal fees and disbursements. (Sections 1.02 and 8.02.)

  The "Due Period" with respect to any Remittance Date is the period from and including the 15th day of the second month preceding such Remittance Date, to and including the 14th day of the month immediately preceding such Remittance
Date. With respect to the Remittance Date in      1998, the Due Period shall
be the period from and including    , 1998 to and including      , 1998.

  The Trustee will withdraw funds from the Certificate Account to make payments to Certificateholders. From time to time, as provided in the Agreement, the Trustee will also withdraw funds from the Certificate Account to make payments to the Servicer. (Sections 1.02 and 8.02.)

DISTRIBUTIONS

  On each Remittance Date, distributions on the Offered Certificates will be made first with respect to interest on the Class A Certificates, then with respect to interest on the Class M-1 Certificates, then with respect to interest on the Class M-2 Certificates, then with respect to interest on the Class B-1 Certificates, then with respect to principal on the Class A Certificates, then with respect to principal on the Class M-1 Certificates, then with respect to principal on the Class M-2 Certificates, then with respect to principal on the Class B-1 Certificates. Following distribution of principal and interest on the Offered Certificates, distributions will be made first with respect to interest on the Class B-2 Certificates, then with respect to principal on the Class B-2 Certificates, all as more fully described below.

  Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

  The Servicer will furnish to the Trustee, and the Trustee will send with each distribution on a Remittance Date to each holder of the Offered Certificates (and the Class B-2 Certificates), a statement or statements setting forth, among other things, (i) the amount of such distribution allocable to principal (including Principal Prepayments, if any) and (ii) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per Class A, Class M-1, Class M-2 or Class B Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A, Class M-1, Class M-2 or Class B Certificate. (Section 6.05.)

CLASS A INTEREST

  One month's interest (computed, with respect to the Class A-1 Certificates, on the basis of the actual number of days elapsed from and including the most recent Remittance Date to but excluding the current Remittance Date and a 360-day year, and with respect to all other Class A Certificates, on the basis of a 360-day year of twelve 30-day months) will be paid concurrently to the holders of each Class of Class A Certificates on each Remittance Date, to the extent of the Amount Available in the Certificate Account on such date, at the related Remittance Rate on the then outstanding Principal Balance of each Class of Class A Certificates. Interest on each Class of Class A Certificates will accrue from August 13, 1998, or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. (Sections 1.02 and 8.03.)

  The Remittance Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates are set forth on the cover of this Prospectus Supplement.

  The Principal Balance of any Class of Class A Certificates as of any Remittance Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class A Principal Balance as of any Remittance Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance, the Class A-7 Principal Balance and the Class A-8 Principal Balance. (Section 1.02.)

  In the event that, on a particular Remittance Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of the Class A Certificates, the Amount Available will be distributed among the outstanding Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. (Section 1.02.) Such a shortfall could occur, for example, if delinquencies or losses realized on the Contracts were exceptionally high and were concentrated in a particular Due Period. Any such amount so carried forward will bear interest at the Remittance Rate for each Class of Class A Certificates, to the extent permitted by law.

  The Class A-7 Remittance Rate on each Remittance Date will be     % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment
scenarios, it is anticipated that the Class A-7 Remittance Rate will be     %.
In the unlikely event that a large number of Contracts having Contract Rates
higher than     % were to prepay while the Contracts having Contract Rates
equal to or lower than     % did not prepay, with the result that the interest
collections on the remaining Contracts were not sufficient to support a Class A-7 Remittance Rate of 6.45%, then the Class A-7 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining
in the Contract Pool. Of the Initial Contracts,      % by aggregate principal
balance as of the Cut-off Date had Contract Rates higher than     %. The
weighted average of the Contract Rates on the Initial Contracts as of the Cut-
off Date was approximately     %.

  The Class A-8 Remittance Rate on each Remittance Date will be     % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment
scenarios, it is anticipated that the Class A-8 Remittance Rate will be     %.
In the unlikely event that a large number of

Contracts having Contract Rates higher than     % were to prepay while the
Contracts having Contract Rates equal to or lower than     % did not prepay,
with the result that the interest collections on the remaining Contracts were
not sufficient to support a Class A-8 Remittance Rate of     %, then the Class
A-8 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool. Of the Initial
Contracts,      % by aggregate principal balance as of the Cut-off Date had
Contract Rates higher than     %. The weighted average of the Contract Rates
on the Initial Contracts as of the Cut-off Date was approximately     %.

CLASS M-1 INTEREST

  Interest will be paid to the Class M-1 Certificateholders on each Remittance Date, to the extent of the Amount Available in the Certificate Account after payment of interest on each Class of Class A Certificates. Interest on the
outstanding Class M-1 Adjusted Principal Balance will accrue from     , 1998,
or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class M-1 Principal Balance is the Original Class M-1 Principal Balance less the sum of all amounts previously distributed to Class M-1 Certificateholders on account of principal. The Class M-1 Adjusted Principal Balance as of any Remittance Date is the Class M-1 Principal Balance less any Class M-1 Liquidation Loss Amount. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class M-1 Certificateholders, other funds in the Certificate Account representing collections received prior to that Remittance Date, up to a limited amount, will be applied to such deficiency, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class M-1 Remittance Rate, to the extent permitted by law.

  The Class M-1 Remittance Rate on each Remittance Date will be     % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment
scenarios, it is anticipated that the Class M-1 Remittance Rate will be     %.
In the unlikely event that a large number of Contracts having Contract Rates
higher than     % were to prepay while the Contracts having Contract Rates
equal to or lower than     % did not prepay, with the result that the interest
collections on the remaining Contracts were not sufficient to support a Class
M-1 Remittance Rate of     %, then the Class M-1 Remittance Rate would be
equal to the weighted average of the Contract Rates on the Contracts remaining
in the Contract Pool. Of the Initial Contracts,      % by aggregate principal
balance as of the Cut-off Date had Contract Rates higher than     %. The
weighted average of the Contract Rates on the Initial Contracts as of the Cut-
off Date was approximately     %.

CLASS M-2 INTEREST

  Interest will be paid to the Class M-2 Certificateholders on each Remittance Date, to the extent of the Amount Available in the Certificate Account after payment of interest on each Class of Class A Certificates and the Class M-1 Certificates. Interest on the outstanding Class M-2 Adjusted Principal Balance
will accrue from      , 1998, or from the most recent Remittance Date on which
interest has been paid, to but excluding the following Remittance Date. The Class M-2 Principal Balance is the Original Class M-2 Principal Balance less the sum of all amounts previously distributed to Class M-2 Certificateholders on account of principal. The Class M-2 Adjusted Principal Balance as of any Remittance Date is the Class M-2 Principal Balance less any Class M-2 Liquidation Loss Amount. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class M-2 Certificateholders, other funds in the Certificate Account representing collections received prior to that Remittance Date, up to a limited amount, will be applied to such deficiency, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class M-2 Remittance Rate, to the extent permitted by law.

  The Class M-2 Remittance Rate on each Remittance Date will be     % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment
scenarios, it is anticipated that the Class M-2 Remittance Rate will be     %.
In the unlikely event that a large number of Contracts having Contract Rates
higher than     % were to prepay while the Contracts having Contract Rates
equal to or lower than     % did not prepay, with the result that the interest
collections on the remaining Contracts were not sufficient to support a Class
M-2 Remittance Rate of     %, then the Class M-2 Remittance Rate would be
equal to the weighted average of the Contract Rates on the Contracts remaining
in the Contract Pool. Of the Initial Contracts,      % by aggregate principal
balance as of the Cut-off Date had Contract Rates higher than     %. The
weighted average of the Contract Rates on the Initial Contracts as of the Cut-
off Date was approximately     %.

CLASS B-1 INTEREST

  Interest will be paid to the Class B-1 Certificateholders on each Remittance Date, to the extent of the Amount Available in the Certificate Account after payment of interest on the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates. Interest on the outstanding Class B-1 Adjusted
Principal Balance will accrue from      , 1998, or from the most recent
Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class B-1 Principal Balance is the Original Class B-1 Principal Balance less the sum of all amounts previously distributed to Class B-1 Certificateholders on account of principal. The Class B-1 Adjusted Principal Balance as of any Remittance Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Amount. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B-1 Certificateholders, other funds in the Certificate Account representing collections received prior to that Remittance Date, up to a limited amount, will be applied to such deficiency, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class B-1 Remittance Rate, to the extent permitted by law.

  The Class B-1 Remittance Rate on each Remittance Date will be     % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment
scenarios, it is anticipated that the Class B-1 Remittance Rate will be     %.
In the unlikely event that a large number of Contracts having Contract Rates
higher than     % were to prepay while the Contracts having Contract Rates
equal to or lower than     % did not prepay, with the result that the interest
collections on the remaining Contracts were not sufficient to support a Class
B-1 Remittance Rate of     %, then the Class B-1 Remittance Rate would be
equal to the weighted average of the Contract Rates on the Contracts remaining
in the Contract Pool. Of the Initial Contracts,      % by aggregate principal
balance as of the Cut-off Date had Contract Rates higher than     %. The
weighted average of the Contract Rates on the Initial Contracts was
approximately     %.

CLASS A PRINCIPAL

  Holders of a Class of Class A Certificates will be entitled to receive on each Remittance Date as payments of principal, in the order of priority set forth below and to the extent of the Amount Available in the Certificate Account on such date after payment of interest on the Class A, Class M-1, Class M-2 and Class B-1 Certificates, the Class A Percentage of the sum (such sum being referred to hereinafter as the "Formula Principal Distribution Amount") of (i) all scheduled payments of principal due on each outstanding Contract during the related Due Period (after adjustments for previous Partial Principal Prepayments and after any adjustments to a Contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related Obligor), (ii) the Scheduled Principal Balance of each Contract which, during the month preceding the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Due Period, (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Due Period, plus the amount of any reduction in the outstanding principal balance of a Contract during the related Due Period ordered as the result of a bankruptcy or similar proceeding involving the related Obligor, (v) without duplication of the foregoing, all collections in respect of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance Rate), minus (vi) with respect to all Remittance
Dates other than the Remittance Date in      1998, the amount included in the
Formula Principal Distribution Amount for the preceding Remittance Date by virtue of clause (v) of the Formula Principal Distribution Amount, plus (vii)
with respect to the Remittance Date in     1999, the amount, if any, by which
the Class A-1 Principal Balance as of such Remittance Date exceeds the sum on such Remittance Date of the amounts described in clause (i) through (vi)
above; minus (viii) with respect to the Remittance Date in      1999, the
amount, if any, distributed in respect of principal on the Class A-1
Certificates on the Remittance Date in     1999 pursuant to clause (vii)
above. When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

  The Class A Percentage for any Remittance Date will equal a fraction, expressed as a percentage, the numerator of which is the Class A Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance and (ii) if the Class M-1 Distribution Test is satisfied on such Remittance Date, the Class M-1 Principal Balance, otherwise zero, (iii) if the Class M-2 Distribution Test is satisfied on such Remittance Date, the Class M-2 Principal Balance, otherwise zero, and (iv) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

  The Scheduled Principal Balance of a Contract as of any Remittance Date is the unpaid principal balance of such Contract as specified in the amortization schedule at the time relating thereto as of the Due Date in the related Due Period, after giving effect to any previous partial prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment on such Contract. The Pool Scheduled Principal Balance as of any Remittance Date is the aggregate of the Scheduled Principal Balances of Contracts outstanding at the end of the related Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home have been received. (Section 1.02.)

  The Class A Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, as follows: first to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero, then to the Class A-5 Certificateholders until the Class A-5 Principal Balance has been reduced to zero, then to the Class A-6 Certificateholders until the Class A-6 Principal Balance has been reduced to zero, then to the Class A-7 Certificateholders until the Class A-7 Principal Balance has been reduced to zero, and then to the Class A-8 Certificateholders until the Class A-8 Principal Balance has been reduced to zero.

  The Class A-1 Certificates will have a final maturity date of     , 1999.

MANDATORY PREPAYMENTS ON THE CLASS A-1 CERTIFICATES

  The Class A-1 Certificates will be prepaid in part on the first Payment Date
after the Pre-Funding Period (in no event later than     , 1998) in the event
that any Pre-Funded Amount remains in the Pre-Funding Account on such Payment Date. Any amounts remaining which have not been used to purchase Subsequent Contracts will be paid to the Class A-1 Certificateholders. The Company believes that substantially all of the

Pre-Funded Amount will be used to purchase the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and that consequently, Class A-1 Certificateholders will receive some prepayment of principal.

CLASS M-1 PRINCIPAL

  The Class M-1 Certificateholders will be entitled to receive principal on each Remittance Date on which (i) the Class A Principal Balance has been reduced to zero or (ii) the Class M-1 Distribution Test is satisfied.

  The Class M-1 Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance has not yet been reduced to zero and the Class M-1 Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class M-1 Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, (iii) if the Class M-2 Distribution Test is satisfied on such Remittance Date, the Class M-2 Principal Balance, otherwise zero and (iv) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

  The Class M-1 Distribution Test will be satisfied if each of the following
tests is satisfied: (i) the Remittance Date occurs in or after        ; (ii)
the Average Sixty-Day Delinquency Ratio Test (as defined in the Agreement) as
of such Remittance Date must not exceed    %; (iii) the Average Thirty-Day
Delinquency Ratio Test (as defined in the Agreement) as of such Remittance
Date must not exceed    %; (iv) Cumulative Realized Losses (as defined in the
Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (v) the Current Realized Loss Ratio (as
defined in the Agreement) as of such Remittance Date must not exceed    %; and
(vi) the sum of the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date must be
equal to or greater than      %.

  After payment of all principal then distributable on the Class M-1 Certificates, any Class M-1 Liquidation Loss Interest Amount that has accrued and has not previously been paid will be distributed, together with interest thereon at the Class M-1 Remittance Rate to the extent legally permissible, to the extent of the remaining Amount Available.

CLASS M-2 PRINCIPAL

  The Class M-2 Certificateholders will be entitled to receive principal on each Remittance Date on which (i) the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero or (ii) the Class M-2 Distribution Test is satisfied. See "Description of Certificates--Class M-2 Principal."

  The Class M-2 Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance and the Class M-1 Principal Balance have not yet been reduced to zero and the Class M-2 Distribution Test is not satisfied or
(b) a fraction, expressed as a percentage, the numerator of which is the Class M-2 Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, if any, (iii) the Class M-2 Principal Balance, and (iv) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

  The Class M-2 Distribution Test will be satisfied if each of the following
tests is satisfied: (i) the Remittance Date occurs in or after        ; (ii)
the Average Sixty-Day Delinquency Ratio Test (as defined in the Agreement) as
of such Remittance Date must not exceed    %; (iii) the Average Thirty-Day
Delinquency Ratio Test (as defined in the Agreement) as of such Remittance
Date must not exceed    %; (iv) Cumulative Realized Losses (as defined in the
Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (v)
the Current Realized Loss Ratio (as defined in the Agreement) as of such
Remittance Date must not exceed    %; and (vi) the sum of the Class M-2
Principal Balance and the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date
must be equal to or greater than      %.

  After payment of all principal then distributable on the Class M-2 Certificates, any Class M-2 Liquidation Loss Interest Amount that has accrued and has not previously been paid will be distributed, together with interest thereon at the Class M-2 Remittance Rate to the extent legally permissible, to the extent of the remaining Amount Available.

CLASS B-1 PRINCIPAL

  The Class B-1 Certificateholders will be entitled to receive principal on each Remittance Date on which (i) the Class A Principal Balance, the Class M-1 Principal Balance and Class M-2 Principal Balance have been reduced to zero or
(ii) the Class B Distribution Test is satisfied.

  The Class B Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have not yet been reduced to zero and the Class B Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, and (ii) the Class M-1 Principal Balance, if any,
(iii) the Class M-2 Principal Balance, if any, and (iv) the Class B Principal Balance, all as of such Remittance Date.

  The Class B Distribution Test will be satisfied if each of the following
tests is satisfied: (i) the Remittance Date occurs in or after        ; (ii)
the Average Sixty-Day Delinquency Ratio Test (as defined in the Agreement) as
of such Remittance Date must not exceed    %; (iii) the Average Thirty-Day
Delinquency Ratio Test (as defined in the Agreement) as of such Remittance
Date must not exceed    %; (iv) the Cumulative Realized Losses (as defined in
the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (v) the Current Realized Loss Ratio (as
defined in the Agreement) as of such Remittance Date must not exceed    %;
(vi) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date must be equal to or
greater than     %; and (vii) the Class B Principal Balance must not be less
than $        .

  After payment of all principal then distributable on the Class B-1 Certificates, any Class B-1 Liquidation Loss Interest Amount that has accrued and has not previously been paid will be distributed, together with interest thereon at the Class B-1 Remittance Rate to the extent legally permissible, to the extent of the remaining Amount Available.

CLASS B-2 INTEREST

  Interest will be paid to the Class B-2 Certificateholders on each Remittance Date, to the extent of (i) the remaining Amount Available, if any, and (ii) the amount, if any, paid pursuant to the Limited Guarantee. Interest on the
outstanding Class B-2 Principal Balance will accrue from     , 1998, or from
the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less the sum of all amounts previously distributed to Class B-2 Certificateholders on account of principal. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B-2 Certificateholders and the Company fails to pay such amount under the Limited Guarantee, the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class B-2 Remittance Rate, to the extent permitted by law.

  The Class B-2 Remittance Rate on each Remittance Date will be     % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment
scenarios, it is anticipated that the Class B-2 Remittance Rate will be     %.
In the unlikely event that a large number of Contracts having Contract Rates
higher than     % were to prepay while the Contracts having Contract Rates
equal to or lower than     % did not prepay, with the result that the interest
collections on the remaining Contracts were not sufficient to support a Class
B-2 Remittance Rate of     %, then the Class B-2 Remittance Rate would be
equal to the weighted average of the Contract Rates on the Contracts remaining
in the Contract Pool. Of the Initial Contracts,      % by aggregate principal
balance as of the Cut-off Date had Contract Rates higher than     %. The
weighted average of the Contract Rates on the Initial Contracts as of the Cut-
off Date was approximately     %.

CLASS B-2 PRINCIPAL

  Except for payments of the Class B-2 Liquidation Loss Amount (as described below), the Class B-2 Certificateholders will be entitled to receive principal only on Remittance Dates on which (i) the Class B-1 Principal Balance has been reduced to zero and (ii) the Class B Distribution Test is satisfied; provided, however, that if the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance have been reduced to zero, the Class B-2 Certificateholders will nevertheless be entitled to receive principal.

  On each Remittance Date on or after the Class B-1 Cross-over Date on which each Class B Distribution Test is satisfied, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the remaining Amount Available after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

  The Class B Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have not yet been reduced to zero and the Class B Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, and (ii) the Class M-1 Principal Balance, if any,
(iii) the Class M-2 Principal Balance, if any, and (iv) the Class B Principal Balance, all as of such Remittance Date.

SUBORDINATION OF CLASS M-1 CERTIFICATES, CLASS M-2 CERTIFICATES, CLASS B CERTIFICATES, CLASS B-3I CERTIFICATES AND CLASS C CERTIFICATES

  The rights of the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class B Certificates, the Class B-3I Certificates and the Class C Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated to such rights of the Class A Certificateholders, to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A Certificateholders to receive on any Remittance Date the amount of interest due on the Class A Certificates, including any interest due on a prior Remittance Date but not received, prior to any distribution being made on a Remittance Date in respect of interest on the Class M-1 Certificates, the Class M-2 Certificates, the Class B Certificates and the Class B-3I Certificates. Thereafter, any remaining Amount Available in the Certificate Account will be applied to the payment of interest due on the Class M-1 Certificates, then to the Class M-2 Certificates, and then to the payment of interest due on the Class B-1 Certificates.

  After payment of all interest due on the Class A Principal Balance, the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance and the Class B-1 Adjusted Principal Balance, any remaining

Amount Available will be distributed in the following order of priority: first, the Class A Percentage of the Formula Principal Distribution Amount will be distributed to the Class A Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class M-1 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-1 Liquidation Loss Interest Amount will be distributed to the Class M-1 Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class M-2 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-2 Liquidation Loss Interest Amount will be distributed to the Class M-2 Certificateholders then, to the extent the remaining Amount Available is sufficient therefor, the Class B Percentage of the Formula Principal Distribution Amount plus any unpaid Class B-1 Liquidation Loss Interest Amount will be distributed to the Class B-1 Certificateholders. After distribution of all interest and principal then payable on the Class A, Class M-1, Class M-2 and Class B-1 Certificates, the Class B-2 Certificateholders will be entitled to distribution of all interest and principal then payable on the Class B-2 Certificates.

  In addition, the rights of the holders of the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates to receive distributions will be subordinate to such rights of the Class B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class B-1 Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates, the amount of principal and interest due them on each Remittance Date out of the remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class B-1 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class B-2 Certificates.

  The rights of the Class B-3I and Class C Certificateholders to receive distributions will be subordinated to the rights of the Class B-1 and Class B-2 Certificateholders. On each Remittance Date the Class B-3I Certificateholders will receive the remaining Amount Available, if any, after payment of the amount distributed to the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Certificateholders as described above (less the Monthly Servicing Fee and amounts retained by the Servicer to reimburse itself for taxes paid in respect of prohibited transactions), but in no event greater than the Excess Interest (as defined in the Agreement). On each Remittance Date, the Class C Subsidiary Certificateholders will be entitled to receive any portion of the remaining Amount Available, after payment of all amounts described above, attributable to aggregate Repossession Profits (as defined in the Agreement).

  As described above, prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders on any Remittance Date is intended to include the Class A Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Scheduled Principal Balance plus accrued interest thereon, the deficiency will, in effect, be absorbed by the Class M-1, Class M-2, Class B, Class B-3I and Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. If the Amount Available is not sufficient to cover the entire amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders on a particular Remittance Date, then the amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders, as applicable, will be increased on future Remittance Dates by the amount of such deficiency plus the applicable interest on such amount. To the extent such deficiency is not covered by future Collections or is not absorbed by the Class B-3I Certificateholders or the Monthly Servicing Fee (so long as Green Tree is the Servicer), the Class B Certificateholders will absorb such deficiencies. If the Amount Available is sufficient to cover the amounts distributable in respect of principal to the Class A, the Class M-1 Certificateholders or Class M-2 Certificateholders but is not sufficient to cover the amounts distributable in respect of principal to the Class B-1

Certificateholders (if any) on a particular Remittance Date, the amount of the deficiency will be carried forward as an amount that the Class B-1 Certificateholders are entitled to receive on the next Remittance Date. Consequently, but for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company is the Servicer) and amounts otherwise distributable to the Class B-2, Class B-3I and Class C Certificateholders, the Class B-1 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as Green Tree is the Servicer) and amounts otherwise distributable to the Class B-3I and the Class C Certificateholders on each Remittance Date, and amounts paid under the Limited Guarantee as described below, the Class B-2 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and
(ii) all delinquent payments on the Contracts. Class B-2 Certificateholders, however, will be entitled to receive Guarantee Payments and amounts otherwise distributable on Remittance Dates as (i) the Class B-3I Distribution Amount and (ii) the Monthly Servicing Fee payable to the Servicer (so long as the Company is the Servicer), and would be entitled to receive those amounts, if any, not received by the Class B-2 Certificateholders on a prior Remittance Date. If the Company fails to make a payment required under the Limited Guarantee, the Class B-2 Certificateholders will incur a loss on their investment in the Class B-2 Certificates.

LOSSES ON LIQUIDATED CONTRACTS

  In the event the Amount Available in the Certificate Account for any Remittance Date is insufficient to distribute the full Formula Principal Distribution Amount for such Remittance Date to the Certificateholders, the aggregate outstanding Principal Balance of the Certificates will be greater than the Pool Scheduled Principal Balance for such Remittance Date. In such event, the amount of such deficiency (the "Liquidation Loss Amount") would be allocated first to the Class B-2 Certificates (a "Class B-2 Liquidation Loss Amount"), and Green Tree would be obligated to pay the amount of such Class B-2 Liquidation Loss Amount to the Class B-2 Certificateholders pursuant to the Limited Guarantee. If on any Remittance Date the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance were equal to the Pool Scheduled Principal Balance, no further Liquidation Loss Amounts could be allocated to the Class B-2 Certificates and any further Liquidation Loss Amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Amount"). If the Class B-1 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-2 Adjusted Principal Balance (a "Class M-2 Liquidation Loss Amount"). If the Class M-2 Adjusted Principal Balance were reduced to zero, any further liquidation Loss Amounts realized would be allocated to the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Amount"). Any such Liquidation Loss Amounts would be reduced on subsequent Remittance Dates to the extent that the Amount Available in the Certificate Account on such Remittance Dates is sufficient to permit the distribution of principal due on the Certificates on prior Remittance Dates but not paid. In the event the Adjusted Principal Balance of a Class of Certificates were reduced by a Liquidation Loss Amount, interest accruing on such Class (other than the Class B-2 Certificates) would be calculated on the Adjusted Principal Balance of such Class. The interest accruing on such Class's Liquidation Loss Amount each month (such Class's "Liquidation Loss Interest Amount"), plus interest at the applicable Certificate Rate on any Liquidation Loss Interest Amount due on a prior Remittance Date but not paid, would be paid to the Certificateholders of such Class from the Amount Available after distribution of principal on such Class but prior to any distribution of principal on a subordinate Class.

CAPITALIZED INTEREST ACCOUNT

  Because payments received with respect to interest on the Contracts may be insufficient to cover payments of interest on the Offered Certificates on the
Remittance Date in       1998, an account (the "Capitalized Interest Account")
will be established on the Closing Date with a deposit of an amount approved by the Rating

Agencies. Funds on deposit in the Capitalized Interest Account will be invested in Eligible Investments (as described under "--Payments on Contracts; Distributions on Certificates"). If the Amount Available is insufficient to make a full distribution of interest on the Offered Certificates (other than
the Class B-2 Certificates) on the Remittance Date in       1998, the Trustee
will withdraw the amount of any such shortfall from the Capitalized Interest Account and deposit such amount in the Certificate Account. The Company will be obligated under the Limited Guarantee to make a Guarantee Payment equal to any shortfall in the amount distributable on the Class B-2 Certificates, as described below under "--Limited Guarantee of the Company." The Capitalized Interest Account will be part of the Trust but not part of the Master REMIC or the Subsidiary REMIC. Any funds remaining on deposit in the Capitalized
Interest Account after the distribution to Certificateholders in      1998
will be released to a subsidiary of the Company.

LIMITED GUARANTEE OF THE COMPANY

  In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Contracts, the Company will provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class B-2 Certificates. Each payment required to be made under the Limited Guarantee is referred to as a "Guarantee Payment." Prior to the Class B-1 Cross-over Date, or on any Remittance Date on or after the Class B-1 Cross-over Date on which the Class B Distribution Test is not satisfied (unless the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (i) the Class B-2 Formula Distribution Amount for such Remittance Date (which will be equal to accrued and unpaid interest on the Class B-2 Certificates for such Remittance Date plus the Class B-2 Liquidation Loss Amount for such Remittance Date, if any) exceeds (ii) the Class B-2 Distribution Amount for such Remittance Date. The Class B-2 Liquidation Loss Amount for any Remittance Date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date. On each Remittance Date on or after the Class B-1 Cross-over Date, if the Class B Distribution Test is satisfied on such Remittance Date (or if the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (i) the Class B-2 Formula Distribution Amount for such Remittance Date (which will include both interest and principal and the Class B-2 Liquidation Loss Amount, if any) exceeds (ii) the remaining Amount Available for such Remittance Date.

  The Limited Guarantee will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Limited Guarantee will not benefit in any way, or result in any payment to, the Class A, Class M-1, Class M-2, Class B-1, Class B-3I or Class C Certificateholders. The ratings assigned to the Class B-2 Certificates may be affected by the ratings of the Company's debt securities. See "Summary of the Terms of the Offered Certificates--Rating" and "Green Tree Financial Corporation--Recent Developments."

REPORTS TO CERTIFICATEHOLDERS

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class A
  Certificates allocable to interest (separately identifying any prior Class A interest shortfall included in the distribution and any remaining Class A interest shortfall after giving effect to such distribution);

    (b) the amount of such distribution to holders of each Class of Class A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class A principal shortfall after giving effect to such distribution);

    (c) the Principal Balance of each Class of Class A Certificates after giving effect to the distribution of principal on such Remittance Date;

    (d) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

    (e) the Class A Percentage for such Remittance Date and the following Remittance Date;

    (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance);

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (h) the number of Manufactured Homes that were repossessed during the related Due Period;

    (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (j) the Class M-1 Distribution Test;

    (k) the Class M-2 Distribution Test;

    (l) the Class B Distribution Test;

    (m) the weighted average Contract Rate of all outstanding Contracts;

    (n) the deficiency, if any, in the amount available to pay the Class M-1 Interest for such Remittance Date; and

    (o) the deficiency, if any, in the amount available to pay the Class M-2 Interest for such Remittance Date; and

    (p) the deficiency, if any, in the amount available to pay the Class B-1 Interest for such Remittance Date.

Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any prior Class M-1 interest shortfall included in the distribution and any remaining Class M-1 interest shortfall after giving effect to such distribution, and any Class M-1 Liquidation Loss Interest Amount);

    (b) the amount of such distribution to holders of the Class M-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class M-1 principal shortfall after giving effect to such distribution);

    (c) the Principal Balance and Adjusted Principal Balance (if different) of the Class M-1 Certificates after giving effect to the distribution of principal on such Remittance Date;

    (d) the Class M-1 Percentage for such Remittance Date and the following Remittance Date;

    (e) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

    (f) the Pool Factor;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (h) the number of Manufactured Homes that were repossessed during the related Due Period;

    (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (j) the Class M-1 Distribution Test;

    (k) the Class M-2 Distribution Test;

    (l) the Class B Distribution Test; and

    (m) the weighted average Contract Rate of all outstanding Contracts.

Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-2 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class M-2 Certificates allocable to interest (separately identifying any prior Class M-2 interest shortfall included in the distribution and any remaining Class M-2 interest shortfall after giving effect to such distribution, and any Class M-2 Liquidation Loss Interest Amount);

    (b) the amount of such distribution to holders of the Class M-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class M-2 principal shortfall after giving effect to such distribution);

    (c) the Principal Balance and Adjusted Principal Balance (if different) of the Class M-2 Certificates after giving effect to the distribution of principal on such Remittance Date;

    (d) the Class M-2 Percentage for such Remittance Date and the following Remittance Date;

    (e) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

    (f) the Pool Factor;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (h) the number of Manufactured Homes that were repossessed during the related Due Period;

    (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (j) the Class M-1 Distribution Test;

    (k) the Class M-2 Distribution Test;

    (l) the Class B Distribution Test; and

    (m) the weighted average Contract Rate of all outstanding Contracts.

Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-2 Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-1 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of the Class B-1 Certificates allocable to interest (separately identifying any prior Class B-1 interest shortfall included in the distribution and any remaining Class B-1 interest shortfall after giving effect to such distribution, and any Class B-1 Liquidation Loss Amount);

    (b) the amount of such distribution to holders of the Class B-1 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class B-1 principal shortfall after giving effect to such distribution);

    (c) the Principal Balance and Adjusted Principal Balance (if different) of the Class B-1 Certificates after giving effect to the distribution of principal on such Remittance Date;

    (d) the Class B Percentage for such Remittance Date and the following Remittance Date;

    (e) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

    (f) the Pool Factor;

    (g) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (h) the number of Manufactured Homes that were repossessed during the related Due Period;

    (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (j) the Class M-1 Distribution Test;

    (k) the Class M-2 Distribution Test;

    (l) the Class B Distribution Test; and

    (m) the weighted average Contract Rate of all outstanding Contracts.

Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

  The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

    (a) the amount of such distribution to holders of Class B-2 Certificates allocable to interest (separately identifying any prior Class B-2 interest shortfall included in the distribution and any remaining Class B-2 interest shortfall after giving effect to such distribution);

    (b) the amount of such distribution to holders of Class B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class B-2 principal shortfall after giving effect to such distribution);

    (c) the amount, if any, by which the Class B-2 Formula Distribution Amount exceeds the Class B-2 Remaining Amount Available for such Remittance Date;

    (d) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Remittance Date;

    (e) the Class B Percentage for such Remittance Date and the following Remittance Date;

    (f) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date and the following Remittance Date;

    (g) the Pool Factor;

    (h) the Class B-2 Liquidation Loss Amount, if any, for such Remittance
  Date;

    (i) the Guarantee Payment, if any, for such Remittance Date;

    (j) the number and aggregate principal balance of Contracts delinquent
  (i) 30-59 days and (ii) 60 or more days;

    (k) the number of Manufactured Homes that were repossessed during the related Due Period;

    (l) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

    (m) the Class M-1 Distribution Test;

    (n) the Class M-2 Distribution Test;

    (o) the Class B Distribution Test; and

    (p) the weighted average Contract Rate of all outstanding Contracts.

Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate. (Section 6.05.)

  In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

REPURCHASE OPTION

  The Agreement provides that on any Remittance Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, upon the Company or the Servicer giving notice mailed no earlier than the 1st day and no later than the 10th day of the month next preceding the month of such final distribution, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date and (y) the fair market value of such acquired property (as determined by the Company) and (b) the aggregate fair market value (as determined by the Company) of all of the assets of the Trust, plus, in each case, any unpaid interest at the related Remittance Rates on each Class of Class A Certificates, any unpaid interest at the Class M-1 Remittance Rate on the Class M-1 Certificates, any unpaid interest at the Class M-2 Remittance Rate on the Class M-2 Certificates, and any unpaid interest at the related Remittance Rates on each Class of Class B Certificates, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed). (Section 8.05.)

TERMINATION OF THE AGREEMENT

  The Agreement will terminate upon the last action required to be taken by the Trustee on the final Remittance Date following the later of (i) the purchase by the Company or the Servicer of all Contracts and all property acquired in respect of any Contract remaining in the Trust as described under "--Repurchase Option" or (ii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home.

  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Class A Certificates, any unpaid interest at the related Remittance Rates, (ii) any unpaid interest on the Class M-1 Certificates, (iii) any unpaid interest on the Class M-2 Certificates (iv) any unpaid interest on the Class B-1 Certificates, (v) the Principal Balance of each Class of

Class A Certificates, (vi) the Class M-1 Principal Balance, (vii) the Class M-2 Principal Balance, (viii) the Class B-1 Principal Balance, (ix) any unpaid interest on the Class B-2 Certificates, (x) the Class B-2 Principal Balance,
(xi) any unpaid interest on the Class B-3I Certificates and (xii) as to the Class C Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(ix) above. (Section 12.03.)

AMENDMENT

  The Agreement may be amended by agreement of the Trustee, the Company and the Servicer at any time, without the consent of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, to add or amend any provision as required by S&P, Fitch or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates or any Class of Class B Certificates or to add other provisions not inconsistent with the Agreement upon receipt of an Opinion of Counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder. (Section 12.07.) Neither the Company nor the Servicer is obligated to take any action to maintain or improve the rating given any Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates or any Class of Class B Certificates.

  The Agreement may also be amended from time to time by the Trustee, the Company and the Servicer, with the consent of the holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating at least 51%, provided that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (b) reduce the aforesaid percentages of Certificateholders required for any amendment of the Agreement, without the unanimous consent of the Certificateholders, (c) adversely affect the status of either the Subsidiary REMIC or the Master REMIC as a REMIC or the status of the Certificates as "regular interests" therein, or cause any tax to be imposed on the Trust, or
(d) modify in any manner the rights of the Class C Certificateholders, without the unanimous consent of the Class C Certificateholders. (Section 12.07.)

  The Agreement may also be amended from time to time, without the consent of any Certificateholders, by the Company, the Trustee and the Servicer to modify, eliminate or add to the provisions of the Agreement (i) to maintain the qualification of each of the Subsidiary REMIC and the Master REMIC as a REMIC under the Code or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (a) an Opinion of Counsel is delivered to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (b) such amendment shall not materially adversely affect the interests of any Certificateholder or (ii) to prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code.

  The Trustee is required under the Agreement to furnish Certificateholders affected thereby with notice promptly upon execution of any amendment to the Agreement. (Section 12.07.)

THE TRUSTEE

  [Trustee] (the "Trustee") is a national banking association, the corporate trust offices of which are located at [trustee address].

  The Agreement requires the Trustee to maintain, at its own expense, an
office or agency in     ,     , where Certificates may be surrendered for
registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof, the address of the Trustee for such purposes is [trustee address]. The Trustee will promptly give written notice to the Certificateholders of any change thereof. (Section 12.02.)

REGISTRATION OF THE OFFERED CERTIFICATES

  The Offered Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

  Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Offered Certificates may do so only through Participants (unless and until Definitive Class A, Class M-1, Class M-2 and Class B Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A, Class M-1, Class M-2 and Class B Certificates, except under the limited circumstances described below.

  Unless and until Definitive Class A, Class M-1, Class M-2 and Class B Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A, Class M-1, Class M-2 and Class B Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

  While the Class A, Class M-1, Class M-2 and Class B Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A, Class M-1, Class M-2 and Class B Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A, Class M-1, Class M-2 and Class B Certificates. Participants with whom Certificate Owners have accounts with respect to Class A, Class M-1, Class M-2 and Class B Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

  Class A, Class M-1, Class M-2 and Class B Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Class A, Class M-1, Class M-2 and Class B Certificates"), only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A, Class M-1, Class M-2 and Class B Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Class A, Class M-1, Class M-2 and Class B Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company and the Trustee that, unless and until Definitive Class A, Class M-1, Class M-2 and Class B Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Class A, Class M-1, Class M-2 and Class B Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Class A, Class M-1, Class M-2 and Class B Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A, Class M-1, Class M-2 and Class B Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A, Class M-1, Class M-2 and Class B Certificates which conflict with actions taken with respect to other Class A, Class M-1, Class M-2 and Class B Certificates.

  Issuance of Class A, Class M-1, Class M-2 and Class B Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A, Class M-1, Class M-2 and Class B Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A, Class M-1, Class M-2 and Class B Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

                                USE OF PROCEEDS

  Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, the costs of carrying the Contracts until the sale of the Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                             ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted substantially identical administrative exemptions to [List of Underwriter exemption applications] (collectively referred to as the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sale contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

    (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, S&P, Fitch or Duff & Phelps Credit Rating Co. (the "Exemption Rating Agencies");

    (4) The trustee of the Plan is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least 50% of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment will generally allow Contracts supporting payments to Certificateholders, and having a value equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all the Contracts be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

    (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered must be less than or equal to 25%;

    (2) all Subsequent Contracts transferred to the Trust after the Closing Date must meet the same terms and conditions for eligibility as the Initial Contracts and Additional Contracts used to create the Trust, which terms and conditions have been approved by one of the Exemption Rating Agencies;

    (3) the transfer of the Subsequent Contracts to the Trust during the Pre-Funding Period must not result in the Certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

    (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Contracts in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Contracts which were transferred to the Trust on the Closing Date;

    (5) for transactions occurring on or after May 23, 1997, either:

      (i) the characteristics of the Subsequent Contracts must be monitored by an insurer or other credit support provider which is independent of the Company; or

      (ii) an independent accountant retained by the Company must provide the Company with a letter (with copies provided to the Exemption Rating Agencies rating the Certificates, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Contracts conform to the characteristics described in the Prospectus, Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Contracts which were transferred to the Trust as of the Closing Date;

    (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Agreement or an event of default occurs;

    (7) amounts transferred to the Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemption Rating Agencies rating the Certificates, and such investment must be described in the Agreement and must:

      (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

      (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies.

    (8) the Prospectus or Prospectus Supplement must describe the duration of the Funding Period;

    (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust, must enforce all the rights created in favor of Certificateholders of the Trust, including employee benefit plans subject to ERISA.

  The Company believes that the Exemption will apply to the acquisition and holding of Class A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust will not be Plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account (as described in "ERISA Considerations" in the Prospectus), the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of
Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

  No transfer of Class M-1, Class M-2 or Class B Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of a Class M-1, Class M-2 or Class B Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class M-1, Class M-2 or Class B Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Class A Certificates and the Class M-1 Certificates offered hereby will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") until such time as the Pre-Funded Amount is reduced to zero. At such time, the Class A Certificates and the Class M-1 Certificates will be "legal investments" for certain types of institutional investors to the extent provided in that Act. Because the Class M-2 Certificates and the Class B Certificates will not be rated in one of its two highest rating categories by S&P or Fitch, the Class M-2 Certificates and the Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in more highly rated securities based on first mortgage loans may not be legally authorized to invest in the Class M-2 Certificates and the Class B Certificates.

  The Company makes no representation as to the proper characterization of the Class M-2 Certificates and the Class B Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class M-2 Certificates or Class B Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class M-2 Certificates and the Class B Certificates) may adversely affect the liquidity of the Class M-2 Certificates and the Class B Certificates.

                                 UNDERWRITING

  The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite their names below.

                          PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                          AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                          CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5    CLASS A-6
      UNDERWRITER        CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
      -----------        ------------ ------------ ------------ ------------ ------------ ------------
      ..................  $            $            $           $            $             $
      ..................
      ..................
                          ---------    ----------   ----------  -----------  -----------   ---------
   Totals...............  $            $            $           $            $             $
                          =========    ==========   ==========  ===========  ===========   =========
                          PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                          AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
                          CLASS A-7    CLASS A-8    CLASS M-1    CLASS M-2    CLASS B-1
      UNDERWRITER        CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
      -----------        ------------ ------------ ------------ ------------ ------------
      ..................  $            $            $           $            $
      ..................
      ..................
                          ---------    ----------   ----------  -----------  -----------
   Totals...............  $            $            $           $            $
                          =========    ==========   ==========  ===========  ===========

  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

  Green Tree has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the relative Certificate Principal Balance). The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                                           SELLING   REALLOWANCE
     CLASS                                                CONCESSION  DISCOUNT
     -----                                                ---------- -----------
     A-1.................................................       %           %
     A-2.................................................       %           %
     A-3.................................................       %           %
     A-4.................................................       %           %
     A-5.................................................       %           %
     A-6.................................................       %           %
     A-7.................................................       %           %
     A-8.................................................       %           %
     M-1.................................................       %           %
     M-2.................................................       %           %
     B-1.................................................       %           %

  Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

  In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

  The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

  The validity of the Certificates will be passed upon for the Company by [Dorsey & Whitney LLP, Minneapolis, Minnesota,] and for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by [Dorsey & Whitney LLP.]

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 NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AU-THORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTI-TUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE OFFERED CER-TIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICA-TION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PRO-SPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               -----------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Terms of the Offered Certificates...............................  S-3
Risk Factors............................................................... S-24
Structure of the Transaction............................................... S-25
The Contract Pool.......................................................... S-25
Green Tree Financial Corporation........................................... S-30
Yield and Prepayment Considerations........................................ S-32
Description of the Certificates............................................ S-45
Use of Proceeds............................................................ S-65
ERISA Considerations....................................................... S-65
Legal Investment Considerations............................................ S-68
Underwriting............................................................... S-69
Legal Matters.............................................................. S-70

                                  PROSPECTUS
Reports to Certificateholders..............................................    2
Available Information......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    4
Risk Factors...............................................................    9
The Trust Fund.............................................................   10
Use of Proceeds............................................................   12
Green Tree Financial Corporation...........................................   12
Yield Considerations.......................................................   15
Maturity and Prepayment Considerations.....................................   15
Description of the Certificates............................................   16
Description of FHA Insurance and VA Guarantees.............................   31
Certain Legal Aspects of the Contracts.....................................   32
ERISA Considerations.......................................................   38
Certain Federal Income Tax Consequences....................................   40
Legal Investment Considerations............................................   57
Ratings....................................................................   58
Underwriting...............................................................   58
Legal Matters..............................................................   59
Experts....................................................................   59
Glossary...................................................................   60

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                             $      (APPROXIMATE)

                                     LOGO

                              SELLER AND SERVICER

                         MANUFACTURED HOUSING CONTRACT
                        SENIOR/SUBORDINATE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-

$      (APPROXIMATE)      % CLASS A-1
$      (APPROXIMATE)       % CLASS A-2
$      (APPROXIMATE)       % CLASS A-3
$      (APPROXIMATE)       % CLASS A-4
$      (APPROXIMATE)       % CLASS A-5
$      (APPROXIMATE)       % CLASS A-6
$      (APPROXIMATE)       % CLASS A-7
$      (APPROXIMATE)       % CLASS A-8
$      (APPROXIMATE)       % CLASS M-1
$      (APPROXIMATE)       % CLASS M-2
$      (APPROXIMATE)       % CLASS B-1

                           -------------------------
                             PROSPECTUS SUPPLEMENT
                                      , 1998
                           -------------------------

                                [UNDERWRITERS]


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